Exhibit 10.1
THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the 10th day of October, 2012, by AAT CC BELLEVUE, LLC, a Delaware limited liability company (“Borrower”), as grantor, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: John Chamberlain and Robert Barton in favor of CHICAGO TITLE COMPANY OF WASHINGTON, a Washington corporation, having an office at 701 5th Avenue, 23 Floor, Seattle, Washington 98104 (“Trustee”), as grantee, for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”), having an address at c/o Midland Loan Services, Inc., 10851 Mastin, Suite #300, Overland Park, Kansas 66210, Reference Loan Number 940960335, as beneficiary.
RECITALS:
Borrower by that certain Promissory Note given to Lender dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to herein as the “Note”) is indebted to Lender in the aggregate principal sum of $111,000,000.00 (the “Loan”) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.
Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of the Other Obligations (as defined in Article 2).
Article 1. GRANTS OF SECURITY
Section 1.1.    PROPERTY GRANTED. For the purpose of securing payment and performance of the Obligations (as defined in Article 2), Borrower, for and in consideration of good and valuable consideration, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, deeded, sold, bargained, transferred, assigned, set-over and conveyed and by these presents does grant, deed, bargain, sell, transfer, assign, set-over and convey unto Trustee, and unto his or its successors in the trust hereby created and his or its assigns, forever, in trust, with power of sale, and grant a security interest in (each for the benefit of Lender and its successors and assigns) all of Borrower’s right, title and interest in and to the following property, rights, interests and estates to the extent now owned, or hereafter acquired by Borrower (collectively, the “Property”):
(a)    Land. The real property described in Exhibit A attached hereto (the “Land”);
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);
(d)    Easements. All easements, rights of way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)    Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by, as applicable, the state where any of the Property is located or the state of formation of Borrower (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;
(f)    Leases and Rents. All leases and other agreements (including, without limitation, the Master Lease (defined below)) affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, including, without limitation, any guaranty of any of the foregoing leases (a “Lease” or “Leases”), and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents (including, without limitation, the Master Lease Rents (defined below)), additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the “Rents”), subject to the License (as defined in the ALR (defined below)), and all proceeds from the sale or other disposition of the Leases;
(g)     Master Lease. That certain Lease Agreement (the “Master Lease”) between Borrower, as landlord, and AAT Bellevue Master Tenant, LLC, a Delaware limited liability company, as tenant (the “Master Lessee”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder, if any, to secure the performance by Master Lessee of its obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the “Master Lease Rents”), subject to the License, and all proceeds from the sale or other disposition of the Master Lease, if any;
(h)    Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(i)    Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property (whether or not Borrower is required to carry such insurance by Lender hereunder), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property, subject to the provisions hereof;
(j)    Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(k)    Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(l)    Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;
(m)    Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(n)    Letter of Credit Rights. All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interest referred to in this Section 1.1;
(o)    Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;
(p)    Borrower Accounts. All payments for goods or property sold or leased or for services rendered arising from the operation of the Land and the Improvements, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper;
(q)    Reserve Accounts. All reserves, escrows and deposit accounts required under the Loan Documents (defined below) and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof (collectively, the “Reserve Accounts”);
(r)    Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (q); and
(s)     Other Rights.    Any and all other rights of Borrower in and to the items set forth in subsections (a) though (r) above.
Section 1.2.    ASSIGNMENT OF RENTS. Reference is hereby made to that certain Assignment of Leases and Rents dated as of the date hereof and delivered by Borrower to Lender in connection with the Loan (as the same may hereafter be amended, restated, replaced and/or otherwise modified, the “ALR”). The terms and conditions of the ALR are hereby incorporated by reference as if fully set forth herein.
Section 1.3.    SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code. To the extent permitted by law, Borrower and Lender agree that with respect to all items of Personal Property, which are or will become fixtures on the Land, this Security Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the applicable provisions of the Uniform Commercial Code. Borrower is the record owner of the Land.
Section 1.4.    PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies belonging to Borrower which are now or hereafter held by Lender, and which are (i) deposited in the Escrow Fund (as defined in Section 3.5) or in the other Reserve Accounts, (ii) Net Proceeds (as defined in Section 4.4) and/or (iii) condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, to its successor in the trust created by this Security Instrument, and to its or their respective assigns forever, in trust, however, upon the terms and conditions set forth herein;
IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument;
PROVIDED, HOWEVER, upon written request of Lender stating that all sums secured hereby have been paid in full in accordance with the terms hereof, and upon the surrendering of this Security Instrument and the Note to Trustee for cancellation and retention and upon payment by Borrower of Trustee’s fees, Trustee shall reconvey to Borrower, or to the person or persons legally entitled thereto, without warranty, any portion of the estate hereby granted and then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto”.
Article 2. PAYMENTS
Section 2.1.    DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”): (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America; (b) the payment of interest, prepayment premiums, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the other Loan Documents (defined below); (c) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents; (d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and (e) the payment of all sums reasonably advanced and costs and expenses reasonably incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of all other obligations of Borrower contained herein and the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Security Instrument, the Note, or the other Loan Documents (collectively, the “Other Obligations”). Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.” As used herein, the term “Loan Documents” shall mean, collectively, this this Security Instrument, the Note, the Environmental Indemnity (defined below), the Indemnity Agreement (defined below), the Reserve Agreement (defined below) and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time. The foregoing provisions shall not be deemed to grant Lender the right to apply any payments by Borrower under the Loan Documents, any Rents or other proceeds of the Property, in each case, to any portion of the Debt prior to the date that such portion of the Debt is due and payable pursuant to the terms and conditions hereof and/or of the other Loan Documents. As used herein, the term “Reserve Agreement” shall mean that certain Reserve and Security Agreement, dated as of the date hereof, by and between Borrower and Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
Section 2.2.    PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall not cure any then-existing Event of Default (defined below).
Article 3. BORROWER COVENANTS
Borrower covenants and agrees that:
Section 3.1.    PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.
Section 3.2.    INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.3.    INSURANCE.
(a)    Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain, or cause to be maintained, during the entire term of this Security Instrument, policies of insurance for Borrower and the Property providing at least the following coverages:
(i)    comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000.00) for all such insurance coverage and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (A) the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such lesser amount as Lender shall require plus (B) excess flood insurance in an amount equal to the building value of the first floor of the Improvements plus three (3) months worth of the coverage set forth in subsection (ii) hereof; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance required to be maintained pursuant to clauses (y) and (z) above shall be on terms consistent with the Special Form policy required pursuant to this subsection (i). Notwithstanding anything to the contrary in this Security Instrument, the insurance coverage described in the foregoing subparagraphs (y) and (z) shall be required (1) as of the date hereof only if determined to be necessary by Lender based upon its reasonable evaluation of third party reports and (2) at any time hereafter in the event subsequent third party reports indicate a change in the condition of or circumstances surrounding the Property;
(ii)    rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an annual aggregate amount equal to 100% of all rents or estimated gross revenues from the operation of the Property (as reduced to reflect actual vacancies and expenses not incurred during a period of Restoration) and covering rental losses for a period of at least eighteen (18) months after the date of the casualty and notwithstanding that the Policy may expire prior to the end of such period and (D) containing an extended period of indemnity endorsement which provides that after physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of six (6) months from the date of completion of the Restoration, whichever first occurs and notwithstanding that the policy may expire prior to the end of such period. The amount of such rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period, taking into account a five percent (5%) vacancy factor. Provided no Event of Default has occurred and is continuing, all proceeds payable to Lender pursuant to this subsection (the “Rent Loss Proceeds”) shall (i) to the extent such proceeds are not paid in a lump sum in advance, be disbursed by Lender to Borrower promptly following Lender’s receipt thereof or (ii) in the event such Rent Loss Proceeds are paid in a lump sum in advance, be held by Lender in a segregated interest-bearing escrow account (which such account shall be deemed a “Reserve Account” hereunder) and Lender shall estimate the number of months required for Borrower to restore the damage caused by the applicable casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall, provided no Event of Default is continuing, disburse such monthly installment of Rent Loss Proceeds from such escrow account to Borrower each month during the performance of such Restoration, with the balance, if any, to be disbursed from Lender to Borrower upon the occurrence of Property Stabilization (defined below). From and after consummation of the Restoration and until Property Stabilization, any remaining balance of Rent Loss Proceeds shall, provided no Event of Default is continuing, be applied by Lender to Borrower’s obligations hereunder and under the other Loan Documents as the same become due and payable. From and after consummation of Restoration and Property Stabilization, any Rent Loss Proceeds then held or thereafter received by Lender on account of the casualty which was the subject of such completed Restoration shall, provided no Event of Default has occurred and is continuing, be disbursed by Lender to Borrower. During the continuance of an Event of Default, all Rent Loss Proceeds shall be held by Lender and may be applied by Lender, in each case, in the same manner as funds held in the Reserve Accounts pursuant to the terms thereof and of the other Loan Documents. Nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such Rent Loss Proceeds. As used herein, the term “Property Stabilization” shall mean a condition which shall be deemed to have occurred on that date that, after the consummation of a Restoration of the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents, Borrower delivers to Lender evidence reasonably satisfactory to Lender (which such evidence may include, without limitation, duly executed estoppel certificates) that the Property has achieved (A) a 90% occupancy by tenants with Leases either in existence as of the date hereof or entered into in accordance with the terms and conditions hereof and (B) a Debt Service Coverage Ratio (as defined on Schedule 1 attached hereto) of not less than 1.50 to 1.00;
(iii)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form referenced in subsection (i), above, does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy in (v) below; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(iv)    comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(v)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence”

form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender as provided in subsection 3.3(b) below; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability and (5) contractual liability covering the indemnities contained in Section 13.1 to the extent the same is available;
(vi)    automobile liability coverage for all owned and non-owned vehicles, if any, used by Borrower in the operation of the Property, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);
(vii)    umbrella liability insurance in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above, including, but not limited to, supplemental coverage for workers’ compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;
(viii)    so-called “dramshop” insurance, if applicable, or other liability insurance required in connection with the sale of alcoholic beverages;
(ix)    workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable); and
(x)     (A) such insurance as may be required pursuant to the terms of the Property Documents and (B) upon sixty (60) days’ written notice, such other reasonable insurance (such as sinkhole or land subsidence insurance) in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in the City of Bellevue.
(b)    All insurance provided for in Section 3.3(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and (i) shall be issued by financially sound and responsible insurance companies reasonably approved by Lender, and authorized or licensed to do business in the state where the Property is located, with (A) general policy ratings of A or better and financial classes of X or better by A.M. Best Company, Inc. and (B) either (i) such insurance companies having claims paying ability/financial strength ratings of “A” (or its equivalent) or better by the Rating Agencies (defined below) or (ii) to the extent that the Policies are issued by a syndicate of not less than five (5) insurance companies each otherwise meeting the requirements set forth herein, sixty percent (60%) of such insurance companies having a claims paying ability/financial strength rating of “A” (or its equivalent) or better by the Rating Agencies (with the first layers of the coverages required hereunder provided by such insurance companies) and the remaining forty percent (40%) of such insurance companies having a claims paying ability/financial strength rating of "BBB" (or its equivalent) or better by the Rating Agencies; (ii)  shall name Borrower as the insured and Lender as an additional insured, as its interests may appear; (iii) in the case of property damage, boiler and machinery and, if required pursuant to the provisions hereof, flood and earthquake insurance, shall contain a so called New York Non Contributory Standard Mortgagee Clause and (other than those strictly limited to liability protection) a Lender’s Loss Payable Endorsement (Form 438 BFU NS), or their equivalents, naming Lender as the Person (defined below) to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the term of this Security Instrument without cost to Lender; (vi) shall be assigned and, if requested in writing by Lender, the originals (or duplicate originals certified to be true and correct by the applicable insurer or its agent) delivered to Lender; (vii) shall contain endorsements or clauses providing that (I) neither Borrower, Lender nor any other party shall be a co insurer under said Policies, (II)

that Lender shall receive at least ten (10) days prior written notice of any modification, reduction or cancellation of any Policy, (III) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, (IV) Lender shall not be liable for any Insurance Premiums (defined below) thereon or subject to any assessments thereunder, and (V) such Policies do not exclude coverage for acts of terror or similar acts of sabotage; and (viii) shall contain such other provisions, consistent with the provisions hereof, as Lender deems reasonably necessary or desirable to protect its interest (but only to the extent available on commercially reasonable terms). Any blanket Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a). Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the new Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided that such Insurance Premiums have not been paid to Lender or Servicer (defined below) pursuant to Section 3.5 hereof). If Borrower does not furnish such evidence and receipts at least twenty (20) days prior to the expiration of any apparently expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like; provided, however, such increased coverages shall not be requested more frequently than once every three years, and shall only be requested if such coverage is commercially available at commercially reasonable rates and such rates are consistent with those paid in respect of comparable properties in comparable locations, and Lender also reasonably determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are generally requiring that such owners maintain such insurance. As used herein, the term (1) “Rating Agencies” shall mean each of S&P, Moody’s, Fitch and any other nationally-recognized statistical rating agency designated by Lender (and any successor to any of the foregoing); provided, that, the foregoing shall only be deemed to be included within the definition of “Rating Agencies” hereunder to the extent that the same have rated (or are reasonably anticipated by Lender to rate) the Securities; (2) “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.; (3) “Moody’s” shall mean Moody’s Investor Service, Inc.; and (4) “Fitch” shall mean Fitch, Inc.
(c)    If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of Restoration (defined below) of the Property and otherwise comply with Section 4.4 of this Security Instrument. Borrower shall pay all costs of such Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by insurance. In case of loss covered by Policies, Lender may either (1) settle and adjust any claim, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that (A) provided no Event of Default shall be continuing, Borrower may adjust losses aggregating not in excess of the Threshold Amount (defined below) if such adjustment is carried out in a competent and timely manner and (B) if no Event of Default shall be continuing, Lender shall not settle or adjust any such claim under clause (1), above, without the consent of Borrower, which consent shall not be unreasonably withheld or delayed. In any case Lender shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand. As used herein, the term “Restoration” shall mean, following the occurrence of a casualty or a condemnation to the Property which is of a type necessitating the repair of the Property (or any portion thereof), the completion of the repair and restoration of the Property (or applicable portion thereof) as nearly as possible to the condition the Property (or applicable portion thereof) was in immediately prior to such casualty or condemnation, with such alterations as may be reasonably approved by Lender.

Section 3.4.    PAYMENT OF TAXES, ETC. (a) Subject to the provisions of Sections 3.4(b) and 3.5 hereof, Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, assessments, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the same becoming delinquent. Borrower will deliver to Lender, promptly upon Lender’s written request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge against the Property arising out of such Taxes, Other Charges and utility service charges. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender, promptly upon Lender’s written request, paid receipts for the payment of the Taxes and Other Charges.
(b)    Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default is continuing under the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) (A) such proceeding or other actions taken by Borrower in connection with such proceeding shall suspend the collection of the Taxes from Borrower and from the Property, (B) Borrower shall have paid all of the Taxes under protest or (C) to the extent expressly permitted by applicable law as a method of releasing any related lien for the applicable contested Taxes, Borrower shall have deposited with the applicable taxing authority Qualified Security (defined below) in an amount sufficient to insure the payment of such contested Taxes, together with all interest and penalties thereon, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) to the extent not already secured pursuant to any Qualified Security deposited by Borrower with the applicable taxing authority, Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) to the extent not already secured pursuant to any Qualified Security deposited by Borrower with the applicable taxing authority, Borrower shall have furnished the security as may be required in the proceeding to insure the payment of any contested Taxes, together with all interest and penalties thereon. In connection with the foregoing, provided no Event of Default has occurred and is then continuing and subject to the other applicable terms and conditions of Section 3.5, Lender shall allow Borrower to access then available monies in the Escrow Fund (if any) to pay such Taxes under protest. As used herein, “Qualified Security” shall mean, with respect to any contested Taxes, cash or cash equivalents acceptable to the applicable taxing authority which such cash or cash equivalents may be applied by the applicable taxing authority to the payment of such contested Taxes (and any interest and penalties thereon) if Borrower is unsuccessful in the applicable contest.
Section 3.5.    ESCROW FUND. In addition to any initial deposits to the Escrow Fund (defined below) on the date hereof (if any), except as provided below, Borrower shall pay to Lender on each Monthly Payment Date (a) one twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months (such Taxes, the “Applicable Taxes”) and (b) one twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (such Insurance Premiums, the “Applicable Insurance Premiums”), which such amounts so paid to Lender shall be held in an account with Lender or Servicer, with such amounts and such account each being referred to herein as the “Escrow Fund”. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided no Event of Default is

continuing, Lender will timely apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Applicable Taxes and Applicable Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, provided no Event of Default is continuing, promptly return any excess to Borrower. In disbursing such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If, at any time, Lender determines that the Escrow Fund is not sufficient to pay any Applicable Taxes and/or Applicable Insurance Premiums, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower. Notwithstanding the foregoing, Borrower shall not be required to make deposits to the Escrow Fund for Applicable Insurance Premiums and Applicable Taxes pursuant to this Section 3.5 so long as (i) no Event of Default occurs and is continuing hereunder, (ii) solely with respect to Applicable Taxes, no Trigger Period (as defined on Exhibit A hereof) exists, (iii) Borrower pays all Insurance Premiums and Taxes by no later than five (5) Business Days prior to the delinquency thereof and (iv) Borrower provides Lender paid receipts for the payment of the Insurance Premiums and Taxes by no later than one (1) Business Day prior to the delinquency thereof. Upon the occurrence of a failure of any of the conditions specified in clauses (i) through (iv) above (as applicable), Borrower shall, upon Lender’s written demand therefor, (A) pay to Lender an initial deposit to be determined by Lender, in its reasonable discretion, to increase the amounts in the Escrow Fund to an amount which, together with anticipated monthly deposits to the Escrow Fund for, as applicable, Applicable Insurance Premiums and Applicable Taxes, shall be sufficient to pay, as applicable, the Applicable Insurance Premiums and the Applicable Taxes and (B) commence making the deposits to the Escrow Fund for, as applicable, Applicable Insurance Premiums and Applicable Taxes required pursuant to this Section 3.5 commencing with the next Monthly Payment Date, which payments shall continue for the remainder of the term of the Loan unless (x) the trigger event for such obligation was an Event of Default or Trigger Period (other than a Trigger Period caused as a result of an Event of Default) (such trigger event, an “Escrow Trigger Event”), (y) the related Escrow Trigger Event is no longer continuing and (z) not more than one (1) Escrow Trigger Event has occurred during the term of the Loan, whereupon Borrower’s obligation to make deposits to the Escrow Fund for, as applicable, Applicable Insurance Premiums and Applicable Taxes pursuant to this Section 3.5 will again be suspended and any funds then held by Lender for payment of, as applicable, Applicable Insurance Premiums and Applicable Taxes shall be released to Borrower for use in paying the next installment of, as applicable, Applicable Insurance Premiums and Applicable Taxes.
Section 3.6.    CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Land and/or the Improvements and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney in fact coupled with an interest, with exclusive powers to collect, receive and apply to the Debt (or provide to Borrower to pay for Restoration) any award or payment for any taking accomplished through a condemnation or eminent domain proceeding and, at any time during which an Event of Default is continuing, to make any compromise or settlement in connection therewith. All condemnation awards or proceeds shall be either (a) paid to Lender for application against the Debt or (b) applied to Restoration of the Property in accordance with Section 4.4 hereof. Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender (as and to the extent provided in Section 4.4), after the deduction of expenses of collection, to the reduction or discharge of the Debt as and to the extent provided in Section 4.4. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Any award or payment to be applied to the reduction or discharge of the Debt or any portion thereof may be so applied whether or not the Debt or such portion thereof is then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been or may be sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the unpaid portion of the Debt. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.4. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds.
Notwithstanding anything contained in this Section 3.6 or this Security Instrument to the contrary (but subject to the provisions of Section 4.4 below (including Section 4.4(c)) and the last paragraph of this Section 3.6), Lender may elect to (y) apply the net proceeds of any condemnation award (after deduction of Lender’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Debt in such order and manner as Lender may elect, whether due or not (provided, however, Lender shall apply such proceeds to amounts then due prior to applying same to amounts not yet due), or (z) make the proceeds available to Borrower for the restoration or repair of the Property. Any implied covenant in this Security Instrument restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election.
Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, in the event that, in accordance with the applicable terms and conditions hereof, the Condemnation Net Proceeds are required to be applied to the Debt and the amount of the Condemnation Net Proceeds applied to the Debt in connection therewith are insufficient under REMIC Requirements, Borrower shall, within five (5) days of demand by Lender, prepay the principal amount of the Debt in an amount equal to such insufficiency plus the amount of any then applicable Interest Shortfall (as defined in the Note) (such payment, the “Condemnation Payment”). Provided no Event of Default exists, any such prepayment shall not be subject to any prepayment premium or penalty (other than any applicable Interest Shortfall).
Section 3.7.    LEASES AND RENTS. (a) All Leases entered into after the date hereof shall be written on (i) the standard form of lease which has been approved by Lender or (ii) an Acceptable Office Tenant Form (defined below). Commercially reasonable changes may be made to the Lender-approved standard lease or an Acceptable Office Tenant Form without the prior written consent of Lender in the ordinary course of Borrower’s business. All Leases (including any Acceptable Office Tenant Form) shall provide that they are subordinate to this Security Instrument (subject to Lender's agreement (by Lender’s acceptance of this Security Instrument hereby given) not to disturb such tenant's tenancies while they are in compliance with the terms of their Lease) and that the tenant thereunder agrees to attorn to Lender. As used herein, the term “Acceptable Office Tenant Form” shall mean the form of lease promulgated by a prospective national or regional office tenant that generally insists, on a programmatic or institutional basis (although an occasional exception to such requirement shall not cause this provision to fail), on using its own form of lease; provided, that, the provisions contained in such form of lease (A) are commercially reasonable for properties similar to the Property, (B) do not contain any rights, options (including, without limitation, rights to purchase the Property or any interest therein) or obligations that would be unacceptable to a prudent secondary market lender substantially similar to Lender and (C) do not have a Material Adverse Effect (defined below).
(b)    Borrower (i) shall observe and perform all material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits and prepaid first and last month's rent collected in the ordinary course of Borrower's business); and (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents. Borrower (A) shall enforce all material terms, covenants and conditions contained in the Leases upon the part of the lessees thereunder to be observed or performed, short of termination thereof and short of instituting litigation (provided, that, Borrower (1) shall be obligated to so institute litigation if the failure to do so would have a Material Adverse Effect and (2) may terminate a Lease only in the event of (aa) a monetary event of default under such Lease or (bb) a material non-monetary default under such Lease where the tenant fails to cure such event of default (i) to the extent the Sponsorship Condition remains satisfied, beyond the cure period set forth in the subject Lease or (ii) to the extent the Sponsorship Condition is not satisfied, within thirty (30) days beyond the cure period set forth in the subject Lease); (B) may alter, modify or change the terms of the Leases in any material respect without the prior written consent of Lender, provided that such alterations, modifications or changes are commercially reasonable alterations, modifications or changes agreed to in the ordinary course of Borrower’s business; (C) shall not, without Lender's consent, convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights, or a termination or material diminution of the obligations of, tenants under the Leases; (D) may approve or consent to any assignment of or subletting under the Leases in accordance with the terms of such Leases, without the prior written consent of Lender; and (E) shall not cancel the Leases or accept a surrender thereof, except that any Lease may be canceled if at the time of the cancellation thereof a new Lease is entered into on substantially the same terms or more favorable terms than those contained in the canceled Lease. As used herein, the term “Material Adverse Effect” shall mean a material adverse effect on (1) the Property, (2) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor or the Property, (3) the enforceability, validity, perfection or priority of the lien of this Security Instrument or the other Loan Documents, or (4) the ability of Borrower to perform its obligations under this Security Instrument or the other Loan Documents.
(c)    Borrower, as the lessor thereunder, may enter into proposed lease renewals and new leases without the prior written consent of Lender, provided each such proposed lease: (i) shall have an initial term of not less than three (3) years or greater than ten (10) years; (ii) shall provide for rental rates (including rates during any renewal or option term or rates applicable to any expansion space) comparable to then (i.e., at the time such lease or renewal is being negotiated) existing local market rates that would be agreed to in an arm’s length transaction; (iii) shall be to a tenant which Borrower reasonably determines to be capable and reputable; and (iv) shall comply with the provisions of subsection (a) above (except that any lease renewals may be on the same form as the original lease). Borrower may enter into a proposed lease which does not satisfy all of the conditions set forth in clauses (i) through (iv) immediately above, provided Lender consents in writing to such proposed lease, such consent not to be unreasonably withheld or delayed. Borrower expressly understands that any and all proposed leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Security Instrument, the Note and the other Loan Documents. Borrower shall furnish Lender with executed copies of all Leases and any amendments or other agreements pertaining thereto.
(d)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, terminate (for reasons other than non-payment of rent (provided, that, with respect to the Master Lease, the same shall not be terminated without Lender’s prior written consent (except in connection with the Master Lease Termination (defined below))), reduce rents under (which shall not be deemed to include any rent reductions explicitly provided for under the terms and conditions of said Lease occurring automatically and not requiring Borrower or any other party’s consent thereto or approval thereof), permit an assignment or subleasing of (other than in accordance with its express terms) or otherwise amend, modify or waive any material or economic provisions of, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease (provided, that, the foregoing shall not be deemed to prohibit the Master Lease Termination). As used herein, the term “Major Lease” shall mean (i) the Master Lease, (ii) any Lease which, individually or when aggregated with all other Leases at the Property with the same tenant or any Affiliate (defined below) of such tenant, demises twenty percent (20%) or more of the Property’s net rentable square footage, (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at the Property) or (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) or (iii) above. As used above, the term “Affiliate” shall mean, with respect to any tenant under any Lease at the Property, any affiliate of such tenant, unless such affiliate (A) operates under a separate trade name and under a separate corporate or other similar division from such tenant and (B) is otherwise treated as a separate tenant under a separate Lease by Borrower.
(e)    Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 3.7, Lender shall have ten (10) Business Days from receipt of written request and all reasonably required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE

PURSUANT TO THE TERMS OF A DEED OF TRUST BETWEEN THE UNDERSIGNED AND LENDER”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required and requested by Lender, including, without limitation, lease comparables and other market information as reasonably required and requested by Lender. Lender shall not be entitled to any fee or reimbursement in connection with any such review and approval process in excess of the reasonable fees or reimbursements customarily charged by lenders or servicers of secondary market loans similar to the Loan for actions similar to the foregoing.
(f)    Within ten (10) Business Days after receipt of written request therefor and a copy of the executed corresponding Lease, Lender shall execute and deliver to Borrower a subordination, non-disturbance and attornment agreement (an “SNDA”) with respect to any Lease approved or deemed approved hereunder or otherwise entered into in accordance with the terms and provisions hereof. If the form of the SNDA shall be prescribed by the Lease in question, and Lender shall have approved (or been deemed to have approved) such Lease (including all of the Leases reflected on the rent roll delivered by Borrower to Lender in connection with the making of the Loan, it being understood that all of the Leases on the rent roll of the Property as of the date hereof are deemed approved), Lender shall execute and deliver the SNDA in the form prescribed by such Lease. In the case of any other Lease or any Lease as to which Lender’s approval is not required pursuant to the terms hereof where such tenant thereunder requests an SNDA, the SNDA to be executed and delivered by Lender shall be in substantially the form attached hereto as Exhibit B, as such form may be modified to reflect reasonable changes thereto negotiated by Lender and such tenant. Lender agrees to negotiate in good faith the terms of the SNDA with any tenant under any Lease. All reasonable attorneys’ fees and disbursements incurred by Lender in connection with the negotiation of material changes to such form SNDA shall be payable by Borrower within ten (10) Business Days after Lender’s written request therefor, whether or not the SNDA is ultimately executed and/or recorded. No attorney's fees or other charges will be charged for merely conforming such SNDA to the terms of the Lease in question (as opposed to material changes to the substantive content thereof) or for executing such SNDA.
(g)     Notwithstanding the foregoing, (I) any Lease executed on or after the date hereof and prior to the Master Lease Termination shall expressly provide that in the event the Master Lease is terminated, the Tenant under such Lease shall automatically attorn to Borrower as Landlord thereunder, and (II) Borrower shall, within five (5) days of the consummation of the 1031 Exchange Transfer (hereafter defined), (i) cause the landlord’s interest in each of the Leases at the Property (excluding the Master Lease) to be transferred to Borrower (to the extent not already held by Borrower) in a manner which is enforceable under Applicable Law and is in compliance with the applicable terms and conditions of each applicable Lease, (ii) to the extent applicable, cause the Master Lessee’s interest in the Management Agreement (defined below) and Parking Management Agreement (defined below) to be transferred to Borrower (to the extent such transfer does not automatically occur pursuant to the express terms and conditions of the Management Agreement or Parking Management Agreement (as applicable)), (iii) after the transfer in clause (i) above is consummated, terminate the Master Lease and (iv) concurrently with the termination of the Master Lease, provide written notice of such termination to Lender together with all documents or other instruments evidencing such termination and the consummation of the conditions contained in (i) through (iii) above (satisfaction of (i) through (iv) above is collectively herein referred to as the “Master Lease Termination”). Subject to Borrower’s satisfaction of the applicable terms and conditions set forth above, Lender’s consent shall not be required in order for Borrower to consummate the Master Lease Termination.
(h)     Notwithstanding anything to the contrary contained herein or in any other Loan Document, prior to the Master Lease Termination, with regard to any warranties, covenants or obligations of Borrower herein or in any Loan Document relating to the use, management or operation of the Property or any other provisions relating to items which, by virtue of the Master Lease, are wholly or partially within the Master Lessee’s control, each such warranty, covenant or obligation shall be deemed to impose an obligation upon Borrower to cause Master Lessee to comply with the applicable term or provision hereof or of the other Loan Documents and Borrower shall not be deemed to be relieved of any such warranty, covenant or obligation by virtue of the Master Lease.

Section 3.8.    MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender (which such consent shall not be unreasonably withheld, conditioned or delayed (subject, in each case, to applicable REMIC Requirements)). Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not, without the prior written consent of Lender, initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof which may have a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender. As used herein, the term (i) “REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies); (ii) “REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the Code, the non-imposition of any tax on such REMIC Trust under the Code (including, without limitation, taxes on “prohibited transactions and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the Code)); and (iii) “REMIC Trust” shall mean “any “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds any interest in all or any portion of the Loan.
Section 3.9.    WASTE. Borrower shall not commit or suffer any physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.10.    COMPLIANCE WITH LAWS. Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect Borrower, the Property or the use of the Property, including, without limitation, the Prescribed Laws (defined below) (“Applicable Laws”) (which such covenant shall be deemed to (i) include Environmental Laws (as defined in the Environmental Indemnity) and (ii) require Borrower to keep all Permits (defined below) in full force and effect). Borrower shall from time to time, upon Lender’s request, based on Lender’s belief, in the exercise of Lender’s reasonable judgment, that the Property or Borrower is in violation of any Applicable Law, provide Lender with evidence satisfactory to Lender that the Property or Borrower (as applicable) complies with the Applicable Laws which Lender believes the Property or Borrower (as applicable) is in violation of or is exempt from compliance with such Applicable Laws. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws. As used herein, the term “Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other Applicable Laws relating to money laundering or terrorism. As used herein, the term “Permits” shall mean all necessary certificates, licenses, permits, franchises, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under Applicable Laws for the operation of the Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental and other similar permits or approvals).
Section 3.11.    BOOKS AND RECORDS. (a) Borrower shall keep adequate books and records of account in accordance with GAAP (defined below) or such other comprehensive basis of accounting as may be acceptable to Lender in its reasonable discretion, in each case consistently applied (each or any of the foregoing, the “Approved Accounting Method”) and furnish to Lender:
(i)    prior to Securitization (defined below), monthly (but in no event for a period of more than two (2) years from the date hereof) and, thereafter, quarterly, rent rolls signed, dated and certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such Person, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month or quarter (as applicable);
(ii)    prior to Securitization, monthly (but in no event for a period of more than two (2) years from the date hereof) and, thereafter, quarterly, operating statements of the Property and a calculation of the then current Debt Service Coverage Ratio, in each case, certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such Person, detailing the total revenues received, total expenses incurred, total capital expenditures (including, but not limited to, all capital improvements (including, but not limited to, tenant improvements)), leasing commissions and other leasing costs, total debt service and total cash flow, within thirty (30) days after the close of each calendar month or quarter (as applicable); and
(iii)    an annual balance sheet and profit and loss statement of Borrower, prepared and certified by Borrower within ninety (90) days after the close of each fiscal year of Borrower.
(b)    Upon request from Lender, Borrower shall furnish to Lender: (1) an accounting of all security deposits held in connection with any Lease of any part of the Property; and (2) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements.
(c)     Borrower shall furnish Lender with such other additional financial or management information regarding Borrower and/or the Property as may, from time to time, be reasonably required and requested by Lender. Upon request of Lender, Borrower shall furnish to Lender in a timely manner evidence reasonably acceptable to Lender of compliance with Section 4.3 hereof.
(d)    Borrower agrees that, upon request of Lender, the Required Financial Items (defined below) shall be prepared and/or audited by an independent certified public accountant acceptable to Lender; provided, that, except with respect to the Required Financial Items provided under subsection (e) below, so long as the Sponsorship Condition (defined below) remains satisfied, the foregoing requirement shall be deemed satisfied to the extent that Borrower provides Lender (within the timeframes and other requirements set forth herein) such of the Required Financial Items which Borrower or Sponsor (or any of their respective agents, employees, representatives or affiliates) have elected to have prepared and/or certified by an independent certified public accountant.
(e)    Upon request, Borrower shall furnish to Lender from time to time such financial, statistical and operating data and financial statements (including, to the extent applicable, financial statements prepared in accordance with GAAP and audited by independent accountants of Borrower acceptable to Lender), in each case, as Lender reasonably determines to be required in order to comply with any applicable legal requirements (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary in order to comply with such legal requirements. As used herein, “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
(f)     Any reports, statements or other information required to be delivered under this Security Instrument and/or under the other Loan Documents (the “Required Financial Items”) shall be delivered (i) in paper form and (ii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or Microsoft Excel for Windows. Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.
(g)     As used above, the term “Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
Section 3.12.    PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist (subject to Borrower's right to contest any such matter as described below) beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof. Nothing contained herein shall, however, affect or impair Borrower’s ability to diligently and in good faith contest any lien or bill for labor or materials, provided that any lien placed upon the Property must be fully and irrevocably discharged (by bond or otherwise) at least 30 days prior to the date such lien could otherwise be foreclosed upon pursuant to Applicable Law.
Section 3.13.    PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.
Section 3.14.    PROPERTY MANAGEMENT AND PARKING MANAGEMENT.
(a)        Borrower shall (i) promptly perform and observe all of the material covenants required to be performed and observed by it or Master Lessee under the agreement between Manager and Master Lessee and/or Borrower pursuant to which the property manager of the Property (the “Manager”) is employed to perform management services for the Property (the “Management Agreement”) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower and/or Master Lessee under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower and/or Master Lessee receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreement. Subject to the penultimate sentence of this paragraph, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement, consent to any transfer or assignment of Manager’s rights under the Management Agreement, or otherwise replace Manager or enter into any other management agreement with respect to the Property (provided, that, the foregoing shall not be deemed to prohibit Manager from sub-contracting some of its responsibilities under the Management Agreement provided that Manager retains responsibility and control of all material management decisions); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. Without limitation of any term or condition contained herein or in the other Loan Documents, Borrower shall cause the Property to be at all times managed by a Qualified Manager (defined below) engaged in accordance with the applicable terms and conditions contained herein and in the other Loan Documents. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s receipt of a New Non-Consolidation Opinion shall be a condition precedent to any appointment of an Affiliated Manager (defined below) as Manager for the Property. Provided no Event of Default is continuing, Borrower may terminate any Manager or otherwise replace any Manager without Lender’s consent, provided, that, Borrower provides Lender (A) ten (10) days prior written notice of such termination or replacement, (B) evidence that a Qualified Manager has been engaged to manage the Property pursuant to a Replacement Management Agreement (defined below) effective as of the date of termination of the terminated Manager, (C) a duly executed copy of the Replacement Management Agreement, (D) to the extent such replacement Manager is an Affiliated Manager, a New Non-Consolidation Opinion and (E) evidence reasonably acceptable to Lender that either (I) no termination or similar fees are due in connection with the termination of the then current Manager or (II) Borrower has sufficient sums to pay any such fees without materially and adversely impacting the cash flow of the Property and/or Borrower ability to perform hereunder or under the other Loan Documents. Manager shall not (and Borrower shall not permit Manager to) resign as Manager or otherwise cease managing the Property until a Qualified Manager is engaged to manage the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(b)    Borrower shall (i) promptly perform and observe all of the material covenants required to be performed and observed by it or Master Lessee under the agreement between Parking Manager and Master Lessee and/or Borrower pursuant to which the parking manager of the Property (the “Parking Manager”) is employed to perform parking management services for the Property (the “Parking Management Agreement”) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Parking Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower or Master Lessee under the Parking Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower or Master Lessee receives which indicates that Parking Manager is terminating the Parking Management Agreement or that Parking Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Parking Manager under the Parking Management Agreement. Subject to the penultimate sentence of this paragraph, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Parking Management Agreement, consent to any transfer or assignment of Parking Manager’s rights under the Parking Management Agreement, or otherwise replace Parking Manager or enter into any other parking management agreement with respect to the Property (provided, that, the foregoing shall not be deemed to prohibit Parking Manager from sub-contracting some of its responsibilities under the Parking Management Agreement provided that Parking Manager retains responsibility and control of all material management decisions); (ii) reduce or consent to the reduction of the term of the Parking Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Parking Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Parking Management Agreement in any material respect. Without limitation of any term or condition contained herein or in the other Loan Documents, Borrower shall cause the parking related activities at the Property to at all times be managed by a Qualified Manager (defined below) engaged in accordance with the applicable terms and conditions contained herein and in the other Loan Documents. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s receipt of a New Non-Consolidation Opinion shall be a condition precedent to any appointment of an Affiliated Manager (defined below) as Parking Manager for the Property. Provided no Event of Default is continuing, Borrower may terminate any Parking Manager or otherwise replace any Parking Manager without Lender’s consent, provided, that, Borrower provides Lender (A) ten (10) days prior written notice of such termination or replacement, (B) evidence that a Qualified Manager has been engaged to manage parking related activities at the Property pursuant to a Replacement Management Agreement (defined below) effective as of the date of termination of the terminated Parking Manager, (C) a duly executed copy of the Replacement Management Agreement, (D) to the extent such replacement Parking Manager is an Affiliated Manager, a New Non-Consolidation Opinion and (E) evidence reasonably acceptable to Lender that either (I) no termination or similar fees are due in connection with the termination of the then current Parking Manager or (II) Borrower has sufficient sums to pay any such fees without materially and adversely impacting the cash flow of the Property and/or Borrower ability to perform hereunder or under the other Loan Documents. Parking Manager shall not (and Borrower shall not permit Parking Manager to) resign as Parking Manager or otherwise cease managing the Property until a Qualified Manager is engaged to manage the parking related activities at the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(c)    During the existence of a Manager Termination Event (defined below), Borrower shall, at Lender’s direction, immediately terminate the Management Agreement and/or Parking Management Agreement and enter into a new property management agreement and/or parking management agreement reasonably acceptable to Lender with a management company reasonably acceptable to Lender, which such new property or parking management company (as applicable) must (i) be a Qualified Manager, (ii) not be an affiliate of, or controlled by, Lender or Servicer, and (iii) have not provided (nor agreed to provide) Lender or Servicer (or their respective affiliates, officers or employees) with any compensation for being so named. In the event Lender directs Borrower to engage a professional third party property or parking manager or such manager is otherwise engaged in accordance with the terms and conditions hereof, then Borrower shall engage such manager pursuant to an agreement reasonably acceptable to Lender, and Borrower and such manager shall execute an agreement acceptable to Lender conditionally assigning Borrower’s interest in such management agreement to Lender and subordinating manager’s right to receive fees and expenses under such agreement while the Debt remains outstanding (such replacement management agreement and such assignment and subordination thereof in favor of Lender, collectively, the “Replacement Management Agreement”). In no event shall Lender or Borrower be liable for any termination, severance or other fees to Manager, Parking Manager or others resulting from any termination of any management agreement (including, without limitation the Management Agreement and the Parking Management Agreement).
(d)    As used herein, (1) the term “Qualified Manager” shall mean (I) American Assets Trust Management, LLC (unless such Person (A) is the Person being replaced as property or parking manager or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date hereof (as reasonably determined by Lender)), (II) solely with respect to parking management at the Property, Central Parking Remote Management, LLC (unless such Person (A) is the Person being replaced as property manager or parking manager (as applicable) or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date hereof (as reasonably determined by Lender)) or (III) a reputable and experienced professional management organization approved by Lender, which approval may not unreasonably be withheld, conditioned or delayed, and for which Lender shall have received a Rating Agency Confirmation (defined below) and (2) the term “Manager Termination Event” shall be an event occurring upon (i) the occurrence of an Event of Default (which such Manager Termination Event shall continue until Borrower’s cure, if applicable, of the applicable Event of Default and Lender’s acceptance of such cure (whether voluntarily, as required under Section 11.11(b) hereof or as required by law), provided, that, so long as Manager is American Assets Trust Management, LLC or Parking Manager is Central Parking Remote Management, LLC, Lender shall provide notice to Borrower and Manager or Parking Manager of the applicable Event of Default and shall give Borrower an opportunity to cure such Event of Default within ten (10) days of such notice before such Event of Default will constitute a Manager Termination Event), (ii) Manager or Parking Manager becoming insolvent or a debtor in a proceeding under any applicable Insolvency Laws (as defined in the Note) or (iii) the occurrence and continuance of a material default under the Management Agreement by Manager or Parking Management Agreement by Parking Manager, in each case, beyond any applicable grace, notice or cure periods.
Section 3.15.     PROPERTY DOCUMENT COVENANTS. Borrower agrees that without the prior consent of Lender, Borrower will not enter into any new Property Document or execute modifications to any existing Property Document if such new Property Document or such modifications will have a Material Adverse Effect. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each Property Document to comply with all of the terms and conditions contained in such Property Document.
Section 3.16.     LEASE TERMINATION FEES.

(a)     Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or any similar fee or payment paid by any tenant in connection with the termination of its Lease (any such payment, a “Termination Payment”). Within five (5) Business Days of receipt of any Termination Payment constituting an Applicable Termination Payment, Borrower shall deposit such Applicable Termination Payment(s) into an account held by Lender or Servicer (the “Leasing Reserve Account”). Any Termination Payments received by Borrower and not required to be deposited in the Leasing Reserve Account pursuant to the immediately preceding sentence shall be held by Borrower and used in the ordinary course of operating the Property. Amounts deposited pursuant to this Section 3.16 are referred to herein as the “Leasing Reserve Funds”. The Leasing Reserve Account shall be deemed a “Reserve Account” for all purposes hereunder and under the other Loan Documents. As used above, the term “Applicable Termination Payment” shall mean (i) with respect to any individual Lease (or Leases with affiliates), any Termination Payment made thereunder which, individually or in the aggregate with any other prior Termination Payments made under said Lease(s), exceeds $25,000 and (ii) with respect to all Leases, any Termination Payment made after the date on which Termination Payment(s) aggregating in excess of $25,000 have been made under the Lease(s) for the then current calendar year.
(b)     Lender shall disburse to Borrower the Leasing Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing; (iii) Lender shall have reviewed and approved the Lease and related leasing commissions in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions; (iv) Lender shall have received and approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (v) with respect to any disbursement relating to tenant improvements, Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the Property (or portion thereof) to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for the portion of the tenant improvement work to which such disbursement relates, such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment satisfactory to Lender; (vi) at Lender’s option, if the cost of any individual tenant improvement exceeds $100,000, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender; and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property and/or leasing commissions to be funded by the requested disbursement have been completed (to the extent applicable), are due and payable and are paid for or will be paid upon such disbursement to Borrower. Provided Borrower has complied with each of the foregoing requirements for disbursement from the Leasing Reserve Account, Lender shall make the applicable disbursement by no later than ten (10) Business Days from the date of Borrower’s consummation of such compliance. Notwithstanding the foregoing or anything to the contrary contained herein, disbursements from the Leasing Reserve Account shall (1) not occur more frequently than once each calendar month and (2) only be made for tenant improvement and leasing commission costs with respect to the portions of the Property to which the corresponding Termination Payment relates. With respect to any space at the Property as to which any Applicable Termination Payment was received (the “Applicable Space”), at such time as the Applicable Space has been re-let in accordance with the terms and conditions hereof, all tenant improvements, leasing commissions and related work and costs have been completed and paid for in full in a lien free manner and the applicable tenant has taken possession of the Applicable Space and is paying full, unabated rent under the applicable Lease, Lender shall, provided no Event of Default has occurred and is continuing, disburse to Borrower any remaining Leasing Reserve Funds then held by Lender on account of the Applicable Space.

Article 4. SPECIAL COVENANTS
Borrower covenants and agrees that:
Section 4.1.    PROPERTY USE. The Property shall be used only for office, retail (including restaurant / quick serve restaurant use) and appurtenant and related uses typical of a property such as the Property allowed by the Property’s zoning classification and all agreements pertaining to the Property and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s reasonable discretion.
Section 4.2.    ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(d)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended or as may be amended and any successor statute (collectively, the “Code”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)	Less than 25 percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or

(C)
Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 4.3.    SINGLE PURPOSE ENTITY.
(b)    Borrower has not and, so long as the Debt remains outstanding and an obligation of Borrower, Borrower shall not:
(i)    Own any asset or property other than (A) the Property, (B) cash and cash equivalents generated by the Property and (C) incidental personal property reasonably necessary for the ownership, management and operation of the Property;
(ii)    Engage in any business other than the ownership, management and operation of the Property;
(iii)    Enter into any contract or agreement with any affiliate of Borrower, any constituent party of Borrower or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party;
(iv)    Incur any Indebtedness (defined below), secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational Indebtedness incurred in the ordinary course of business with trade creditors, provided such Indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing lease and purchase money Indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) (the “Trade Payable Debt”) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property;
(v)    Make any loans or advances to any third party (including any affiliate or constituent party) or acquire obligations or securities of its affiliates;
(vi)    Fail, to the extent there exists sufficient cash flow from the Property to do so, to remain solvent or fail, to the extent there exists sufficient cash flow from the Property to do so, to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its funds and assets as the same shall become due;
(vii)    Fail to do or cause to be done and will do all things necessary to observe organizational formalities and preserve its existence (unless such failure is due to a lack of sufficient cash flow from the Property to allow compliance therewith), or permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Debt is outstanding or by its terms cannot be modified without Lender’s consent;
(viii)    Fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower’s assets have not been and will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (A)  appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (B) such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower shall maintain its books, records, resolutions and agreements as official records;
(ix)    Fail to be, or fail to hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or any constituent party of Borrower), fail to correct any known misunderstanding regarding its status as a separate entity, fail to conduct business in its own name, identify itself or any of its affiliates as a division or part of the other or of any other Person, fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an affiliate) among the Persons sharing such expenses or fail to maintain and utilize separate stationery, invoices and checks bearing its own name;
(x)    Fail, to the extent there exists sufficient cash flow from the Property to do so, to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(xi)    Seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower;
(xii)    Commingle the funds and other assets of Borrower with those of any affiliate or constituent party or any other Person or fail to hold all of its assets in its own name. Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other Person;
(xiii)    Guarantee, assume or become obligated for the debts of any other Person or hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person;
(xiv)     Fail to conduct its business so that the assumptions made with respect to Borrower in any substantive, non-consolidation opinion delivered in connection with the Loan (together with any subsequently delivered confirmations or amendments thereto or any subsequent substantive non-consolidation opinions, collectively, the “Non-Consolidation Opinion”) shall fail to be true and correct in all respects;
(xv)     Permit any affiliate or constituent party independent access to its bank accounts (other than in accordance with the express terms and conditions of the Management Agreement or the Loan Documents);
(xvi)    Fail to pay the salaries of its own employees (if any) from its own funds or fail to maintain a sufficient number of employees (if any) in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the Property to do so);
(xvii)    Fail to compensate each of its consultants and agents from its funds for services provided to it or fail to pay from its own assets all obligations of any kind incurred (to the extent there exists sufficient cash flow from the Property to do so);
(xviii)    Fail to observe all corporate, limited liability company or limited partnership (as applicable) required formalities;
(xix)    Own any subsidiary, or make any investment in, any Person (other than, with respect to an SPE Component Entity, in Borrower);
(xx)    without the prior unanimous written consent of all of its partners, members or shareholders, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level) (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action with the intent of causing such entity to become insolvent, or (d) make an assignment for the benefit of creditors (each of (a) through (d) above, a “Material Action”); or
(xxi)    Pledge its assets for the benefit of any Person.
As used above, the term “Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contact, operation of law or otherwise); provided, that, with respect to Borrower, the following shall not be deemed to constitute “Indebtedness” for the purposes of the foregoing: (A) Taxes and Insurance Premiums incurred and paid (and, in each case, not financed) in the ordinary course of business and in compliance with the applicable terms and conditions hereof and (B) costs incurred and paid (and, in each case, not financed) in connection with any alterations to the Property approved by Lender (if required hereby) in accordance with the applicable terms and conditions hereof.

(b)    If Borrower is a partnership or limited liability company (other than an Acceptable Delaware LLC), each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or an Acceptable Delaware LLC whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will own at least a 0.5% direct equity interest in Borrower, (ii) will at all times comply with each of the covenants, terms and provisions contained in Section 4.3(a) above, to the extent applicable, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (iii) will not engage in any business or activity other than owning an interest in Borrower; (iv) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower (and the proceeds thereof); (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) (provided, that, ministerial and non-material costs associated with any SPE Component Entity maintaining its good standing and formation and filing tax returns, in each case, done in the ordinary course of business shall not be deemed “debt” for purposes of the foregoing); and (vi) will cause Borrower to comply with the provisions of Section 4.3. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and deliver a New Non-Consolidation Opinion to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a Delaware limited liability company whose organizational documents contain springing member provisions satisfying the requirements hereof and of the Delaware Limited Liability Company Act and are otherwise acceptable to Lender (an “Acceptable Delaware LLC”), so long as Borrower maintains such formation status, (A) no SPE Component Entity shall be required and (B) the terms and provisions hereof and of the other Loan Documents relating to SPE Component Entities shall be deemed to be inapplicable.
(c)    (i)    The organizational documents of each SPE Component Entity (if any) or Borrower (to the extent Borrower is an Acceptable Delaware LLC or a corporation) shall provide that at all times there shall be, and Borrower shall cause there to be, at least one duly appointed director or manager (an “Independent Director”) of such SPE Component Entity or Borrower (as applicable) each of whom (I) are not at the time of such individual’s initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity or Borrower (as applicable), either (A) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of Acceptable Delaware LLC’s), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (B) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any affiliate of any of them; (C) a Person who Controls (defined below) or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (D) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; (II) shall have, at the time of their appointment, had at least three (3) years experience in serving as an independent director; and (III) shall be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider. Notwithstanding the foregoing, a Person who would otherwise not qualify to serve as Independent Director solely by reason of serving as an independent director for affiliates of Borrower shall not be so disqualified and may serve as an Independent Director so long as such Person derives less than 5% of their total annual income from their service as independent director for Borrower and each applicable affiliate of Borrower.
(ii)    The organizational documents of each SPE Component Entity (if any) or Borrower (as applicable) shall further provide that (A) the board of directors or board of managers of such SPE Component Entity or Borrower (as applicable) and the constituent equity owners of such Persons (such constituent equity owners, the “Constituent Members”) shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors or managers of such SPE Component Entity or Borrower (as applicable) or the Constituent Members unless at the time of such action there shall be at least one Independent Director engaged as provided by the terms hereof and such Independent Director votes in favor of such action; (B) such SPE Component Entity or Borrower (as applicable) will not, without the unanimous written consent of its board of directors or managers (including each Independent Director) and the Constituent Members, on behalf of itself or Borrower, take any Material Action; (C) any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business

Days prior to the applicable resignation, removal or replacement (unless due to the death of any Independent Director, in which case such notice shall be given within one (1) Business Day of Borrower or SPE Component Entity receiving notice of such death)) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (D) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act (defined below) and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part)); (E) other than as provided in subsection (D) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (F) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (G) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

(iii)    As used herein, the term “Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall only be deemed Approved ID Providers to the extent acceptable to the Rating Agencies and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

(d)    (I)    In the event Borrower or any SPE Component Entity is an Acceptable Delaware LLC, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any Person acting as Independent Director of Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable), automatically be admitted to Borrower or such SPE Component Entity (as applicable) (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of a substitute Member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of Borrower or such SPE Component Entity (as applicable) assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable), (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable), including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement, (vi) in order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement and (vii) prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable).
(II)    The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable), to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable), effective as of the occurrence of the event that terminated the continued membership of Member of Borrower or such SPE Component Entity (as applicable) in Borrower or such SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).
(e)    Borrower shall not change or permit to be changed (i) Borrower’s name, (ii) Borrower’s identity (including its trade name or names), (iii) Borrower’s principal place of business set forth on the first page of this Security Instrument, (iv) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Guarantor, (v) Borrower’s state of organization, or (vi) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or any SPE Component Entity’s organizational structure, without first obtaining the prior written consent of Lender (which such consent may, if required by Lender, be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect thereto); provided, that, the foregoing consent of Lender and Rating Agency Confirmation shall, in each case, not be required in connection with transfers of equity interests in Borrower and each SPE Component Entity made in accordance with Section 8.3 hereof. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in this Section 4.3. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.
(f)     Notwithstanding the foregoing, prior to the Master Lease Termination, nothing contained in this Section 4.3 shall be deemed to limit Borrower’s ability to own, manage and operate the Property in accordance with the Master Lease, including, without limitation, Borrower’s right to operate the Property under a fictitious business name co-owned by Borrower and Master Lessee, to maintain all books and records relating to the Property on a consolidated basis with Master Lessee and to commingle the Rents and profits generated by the Property with Master Lessee. Furthermore, prior to the Master Lease Termination, any act with respect to the Property which is permitted to be taken by “Borrower” may be taken by any of Borrower or Master Lessee.
(g)     Until the Master Lease Termination, the representations, warranties and covenants contained in Section 4.3(a) through (e) above are hereby restated and remade as if all references to “Borrower” therein were instead deemed to be references to Master Lessee; provided, that, (i) any reference therein to the “Property” shall be deemed to refer to Master Lessee’s leasehold interest in the Property under the Master Lease, and (ii) notwithstanding anything to the contrary contained therein, Master Lessee has not and shall not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than Trade Payable Debt, provided, that, the aggregate amount of Trade Payable Debt incurred by Borrower and Master Lessee does not at any time exceed, in the aggregate, three percent (3%) of the outstanding principal amount of the Debt. Notwithstanding the foregoing, this Section 4.3 shall cease to apply to Master Lessee after the Master Lease Termination.
Section 4.4.    RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:
(a)    If the Net Proceeds (defined below) shall be less than the Threshold Amount (defined below) and the costs of completing the Restoration shall be less than the Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument. As used herein, the term “Threshold Amount” shall mean (i) for any period that the Sponsorship Condition remains satisfied, an amount equal to seven percent (7%) of the original aggregate principal amount of the Loan and (ii) for any period that the Sponsorship Condition is not satisfied, an amount equal to five percent (5%) of the original aggregate principal amount of the Loan. As used herein, the term “Sponsorship Condition” shall mean a condition which shall be deemed satisfied so long as AAI Sponsor owns an aggregate 51% direct and/or indirect interest in Borrower and Controls Borrower.
(b)    If the Net Proceeds are equal to or greater than the Threshold Amount or the costs of completing the Restoration is equal to or greater than the Threshold Amount, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.4(b); provided, that, with the exception of Section 4.4(b)(i), the following subsections of this Section 4.4(b) shall not be deemed to apply to any Net Proceeds to be disbursed pursuant to Section 4.4(a) above. The term “Net Proceeds” for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsection 3.3(a)(i), (iii), (iv) and (x) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, whichever the case may be (the “Condemnation Net Proceeds”).
(i)    The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default is then continuing under the Note, this Security Instrument or any of the other Loan Documents or an event which after the passage of time would constitute an Event of Default; (B) Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire estimated cost of completing the Restoration, reasonably satisfactory to Lender; (C) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration; (D) Borrower shall deliver to Lender, at its expense, the proceeds of the insurance described in Subsection 3.3(a)(ii) hereof (which such proceeds shall be held and disbursed in accordance with Subsection 3.3(a)(ii) hereof); (E) Borrower shall commence the

Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion; (F) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(ii), if applicable, or (3) by other funds of Borrower which are deposited with Lender prior to the commencement of the Restoration; (G) Lender shall be satisfied that, upon the completion of the Restoration and following a rent-up period from the time such Restoration is complete through the date which is three (3) months prior to the expiration of the rental loss insurance coverage maintained by Borrower pursuant to Section 3.3(a)(ii) above, the (1) fair market value of the Property, as reasonably determined by Lender, is equal to or greater than the fair market value of the Property immediately prior to the casualty or condemnation, and (2) gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, a Debt Service Coverage Ratio of at least 1.00 to 1.00; (H) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) one (1) year after the occurrence of such fire or other casualty or taking, whichever the case may be, or (3) such time as may be required under (I) the Property Documents and (II) applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (I) the Property and the use thereof after the Restoration will be in compliance with and permitted under (I) the Property Documents and (II) all applicable zoning laws, ordinances, rules and regulations; (J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with (I) the Property Documents and (II) all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (as defined in the Environmental Indemnity)); (K) such fire or other casualty or taking, as applicable, does not result in a loss of access to the Property or the Improvements which will exist following Restoration; (L) (1) in the event the Net Proceeds are insurance proceeds, less than thirty-five percent (35%) of each of (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property is taken and such land is located along the perimeter or periphery of the Property; (M) the Required Leases (defined below) shall remain in full force and effect during and after the completion of the Restoration (subject to applicable rent abatement provisions related to the applicable casualty or condemnation); (N) the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable casualty, condemnation and/or Restoration; and (O) Lender shall be satisfied that making the Net Proceeds available for Restoration shall be permitted pursuant to REMIC Requirements and, in that regard, Lender may require Borrower to deliver a REMIC Opinion in connection therewith. Lender agrees to use due diligence and good faith efforts to process its determination of Borrower’s compliance with the requirements of this Paragraph 4.4(b)(i) as promptly as possible, recognizing the need for a quick determination in order to avoid delay in Restoration of the Property. As used above, the term “Required Leases” shall mean Leases encumbering, in the aggregate, 65% of the rentable square footage at the Property.
(ii)    The Net Proceeds shall be held by Lender, and until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. Without limiting the foregoing, if the Net Proceeds then held by Lender exceed $500,000, same shall be held by Lender in an interest-bearing account (which shall (i) be deemed to be included within the definition of the (A) the “Reserve Accounts” hereunder and (B) the “Interest Bearing Reserve Accounts” under the Reserve Agreement and (ii) bear interest in accordance with the applicable terms and conditions of the Reserve Agreement). The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower on a monthly basis during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed to date (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialmen’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property (other than items being disputed by Borrower in accordance with Borrower’s contest rights contained in Section 3.12 hereof) arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.
(iii)    All plans and specifications required in connection with the Restoration shall be subject to prior reasonable review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior reasonable review and acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, the Casualty Consultant’s reasonable fees, shall be paid by Borrower. Lender shall not require Borrower to pay attorney’s fees and expenses in connection therewith unless such process involves unusual circumstances that cannot reasonably be handled by Lender (or its Servicer) in-house and which otherwise reasonably justify the need for counsel.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds under this Subsection 4.4(b) in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender in an interest-bearing account before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the

Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.
(vii)    With respect to Restorations related to casualties, the excess, if any, of the Net Proceeds, and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.
(c)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) may, at Lender’s election, be retained and applied by Lender toward the payment of the principal balance of the Debt whether or not then due and payable (provided, however, Lender shall apply such proceeds to amounts then due prior to applying same to amounts not yet due), either in whole or in part, or disbursed to Borrower. If Lender shall receive and retain Net Proceeds, as permitted above, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt. Notwithstanding the foregoing, with respect to any Net Proceeds received by Lender (x) that Lender has determined are not required to be made available for Restoration or returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) and (y) which Lender elects to retain, Lender shall (A) promptly apply such Net Proceeds in reduction of the Debt and (B) allow Borrower to prepay the balance of the Debt in whole (but not in part) at par, without penalty or premium, provided, that, (I) such prepayment is made by Borrower by no later than the date which is the later of (1) sixty (60) days prior to the expiration of the rental loss insurance coverage maintained by Borrower pursuant to Section 3.3(a)(ii) above and (2) thirty (30) days following the date Lender notifies Borrower in writing that it will elect to apply any Net Proceeds then held or thereafter received by Lender to the Debt in accordance with the applicable terms and conditions hereof, (II) no Event of Default is continuing and (III) if such prepayment is made on a date other than a Monthly Payment Date, Borrower pays Lender, concurrently with such prepayment, a sum equal to the amount of interest which would have accrued on the Note if such prepayment had occurred on the next occurring Monthly Payment Date.
Section 4.5.    COVENANTS RELATING TO ROLLOVER SPACE.
(a)     On or before each occurrence of the Required Date (defined below), Borrower shall (a) furnish Lender the applicable Rollover Lease Extension Evidence (defined below) with respect to the entirety of the applicable portion of the Rollover Space (defined below) (or, if the DSCR Condition (defined below) is satisfied, at least 90% of the applicable portion of the Rollover Space) or (b) deposit the applicable Rollover Reserve Deposit Amount (defined below) into an account held by Lender or Servicer (the “Rollover Reserve Account”). Amounts deposited into the Rollover Reserve Account pursuant to this Section are referred to herein as the “Rollover Reserve Funds”. Borrower’s failure to comply with the foregoing within the foregoing timeframe and subsequent failure to comply with the foregoing within three (3) Business Days of notice of such original failure from Lender shall be referred to herein and in the other Loan Documents as a “Rollover Extension Breach” and shall, at Lender’s option, constitute an Event of Default. The Rollover Reserve Account shall be deemed to be included within the definition of “Interest Bearing Reserve Accounts” under the Reserve Agreement and shall bear interest in accordance with the applicable terms and conditions of the Reserve Agreement.
(b)    Within ten (10) Business Days of Borrower’s satisfaction of the applicable disbursement criteria set forth below, Lender shall disburse the Rollover Reserve Funds to Borrower on a pro-rata basis as the Non-Renewed Space (defined below) is re-leased pursuant to one or more Rollover Replacement Lease(s) (defined below) and subject to satisfaction by Borrower of each the following conditions: (i) Borrower shall submit a request for disbursement to Lender at least ten (10) Business Days prior to the date on which Borrower requests such disbursement be made, which such request shall include a copy of the applicable Rollover Replacement Lease to which it relates (the “Related Rollover Replacement Lease”); and (ii) on the date such request is received by Lender and on the date such payment is to be made, (A) no Event of Default is then continuing and (B) Lender shall have received the Rollover Replacement Lease Evidence (defined below) for the applicable Related Rollover Replacement Lease. Notwithstanding the foregoing or anything to the contrary herein, in no event shall (A) Lender be required to disburse Rollover Reserve Funds more frequently than once each calendar month and (B) the amount of any disbursement to Borrower exceed the corresponding Rollover Reserve Disbursement Amount (defined below).
(c)     Notwithstanding the foregoing, Borrower shall not be required to deposit the Rollover Reserve Deposit Amount as a cash payment as above provided, if, on or before the applicable Required Date, (i) Borrower delivers to Lender a Letter of Credit (defined below) in accordance with the terms and conditions hereof in an amount equal to the applicable Rollover Reserve Deposit Amount or (ii) a guarantor reasonably acceptable to Lender and acceptable to the Rating Agencies delivers to Lender a “bottom” guaranty of the Loan in an amount equal to the applicable Rollover Reserve Deposit Amount and in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (the “Rollover Guaranty”) in each case, provided, that Borrower (A) gives Lender at least ten (10) days prior notice thereof, (B) pays to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith and (C) if a Securitization has occurred and if requested by Lender, provides a New Non-Consolidation Opinion addressing such Letter of Credit or Rollover Guaranty, as applicable.
(d)    As used herein, the following terms shall have the following meanings:
(i)    “Rollover Tenant” shall mean each of Caradigm USA LLC, HDR Engineering, Inc., Sucker Punch Productions, L.L.C., each of their respective successors and assigns as tenant under the applicable Rollover Lease and each subsequent tenant under each Lease at the Property for all or any portion of the Rollover Space (in each case, to the extent such Lease with such subsequent tenant would constitute a Major Lease in accordance with the applicable terms and conditions hereof).
(ii)     “Rollover Lease” shall mean each respective Lease at the Property with each Rollover Tenant, as each of the same may have been or may hereafter be amended, extended, renewed, replaced and/or otherwise modified in accordance with the terms hereof.
(iii)    “Rollover Lease Extension Evidence” shall mean evidence reasonably acceptable to Lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Rollover Tenant) that (i) the applicable Rollover Tenant has extended the applicable Rollover Lease for a term ending no sooner than five (5) after the expiration date of such Rollover Lease as of the date hereof and otherwise in accordance with the applicable terms and conditions thereof and hereof and (ii) such Rollover Lease (as so extended) is in full force and effect with no defaults thereunder.
(iv)    “Rollover Replacement Lease” shall mean a new Lease entered into with a replacement tenant that (x) demises all or any portion of the applicable Rollover Space for a minimum term of five (5) years (or such shorter term as may be approved by Lender in writing), (y) requires payment of rent at a net effective rental rate equal to or greater than the net effective rental rate that would have applied to the space demised thereby if the applicable Rollover Tenant had exercised the applicable extension option set forth in such Rollover Lease as in effect of the date hereof with respect to such space (or such lower net effective rental rate as may be reasonably approved by Lender in writing) and (z) has otherwise been entered in accordance with the terms hereof.
(v)    “Rollover Replacement Lease Evidence” shall mean, with respect to each Rollover Replacement Lease, evidence reasonably satisfactory to Lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable tenant under such Rollover Replacement Lease) that (i) such Rollover Replacement Lease is in full force and effect with no defaults thereunder, (ii) the applicable tenant under such Rollover Replacement Lease is (A) in actual, physical occupancy of, and, if applicable, open to the public for business in, the space demised under such Rollover Replacement Lease and (B) paying the full, unabated rent due under such Rollover Replacement Lease, without offset rights, rent credits or free rent periods (unless Lender expressly waives such requirement in Lender’s sole discretion in writing for purposes of this Section 4.5) and (iii) all tenant improvement work of the landlord required under such Rollover Replacement Lease has been satisfactorily completed and all tenant allowances required to be paid under such Rollover Replacement Lease have been paid in full and the applicable tenant claims no offset rights or rent credits with respect to the same.
(vi)    “Rollover Reserve Deposit Amount” shall mean an amount equal to the product of (x) $25.00 and (y) the amount of usable square footage of the Non-Renewed Space.
(vii)    “Rollover Reserve Disbursement” shall mean any disbursement to be made from the Rollover Reserve Account to Borrower in accordance with the terms hereof.
(viii)    “Rollover Reserve Disbursement Amount” shall mean, with respect to each Rollover Reserve Disbursement, an amount equal to the lesser of (x) the amount on deposit in the Rollover Reserve Account as of the date of such Rollover Reserve Disbursement and (y) an amount equal to the product of (A) $25.00 and (B) the amount of usable square footage of the Non-Renewed Space demised pursuant to the applicable Related Rollover Replacement Lease.
(ix)    “Rollover Space” shall mean that portion of the Property (comprising 158,260 usable square feet) demised, as of the date hereof, to the Rollover Tenants pursuant to the Rollover Leases.
(x)    “Approved Bank” shall mean (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation. Notwithstanding the forgoing, so long as Bank of America, N.A. maintains its long term, unsecured debt rating from the Rating Agencies at the same level (or better) as the same exists as of the date hereof, Bank of America, N.A. shall be deemed to be an “Approved Bank” for all purposes hereunder.
(xi)    “DSCR Condition” shall mean a condition which shall be deemed to have been satisfied if Borrower delivers to Lender evidence reasonably satisfactory to Lender that, as of the Required Date, the Property has a Debt Service Coverage Ratio of not less than 1.50 to 1.00.
(xii)     “Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless (i) one (1) year auto-renewal periods are not commercially available, in which case with lesser auto-renewal periods as may reasonably agreed to by Lender or (ii) the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank. Borrower’s delivery of any Letter of Credit hereunder shall, at Lender’s option, be conditioned upon Lender’s receipt of a New Non-Consolidation Opinion relating to such Letter of Credit.
(xiii)     “Non-Renewed Space” shall mean, as of the applicable date of determination, the applicable portion of the Rollover Space (if any) with respect to which Lender has not received Rollover Lease Extension Evidence or Rollover Replacement Lease Evidence.
(xiv)    “Required Date” shall mean the earlier to occur of (i) twelve (12) months prior to the expiration date of the then current term of the applicable Rollover Lease and (ii) any termination of the applicable Rollover Lease.

(xv)    “Required Rating” shall mean (A) a rating of not less than “A-” (or its equivalent) from each of the Rating Agencies or (B) such other rating with respect to which Lender shall have received a Rating Agency Confirmation.
Section 4.6.     LETTER OF CREDIT RIGHTS.
(a)     This Section shall apply to any Letters of Credit which are permitted to be delivered pursuant to the express terms and conditions hereof. Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. No party other than Lender shall be entitled to draw on any such Letter of Credit. If the terms and conditions thereof (including, without limitation, those pertaining to reductions in face value) are expressly approved by Lender in writing, a Letter of Credit may allow serial reductions in face value as the funds from the related Reserve Account would be disbursed if such Reserve Account had been funded with a cash deposit (any such Letter of Credit so approved by Lender in writing, a “Serial Letter of Credit”). In the event that any disbursement of funds from a Reserve Account relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) in the case of a Serial Letter of Credit, a reduction of the Serial Letter of Credit in accordance with its terms and (ii) in the case of any other Letter of Credit, (A) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (B) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement to be made from the applicable Reserve Account such that no further sums are required to be deposited in the applicable Reserve Account.
(b)     Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. During the continuance of an Event of Default or a Draw Event (defined below), Lender shall have the right, at its option, to draw on any Letter of Credit (in whole or in part) and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to payment of the Debt in such order, proportion or priority as Lender may determine (provided, that, (A) Lender shall only be permitted to apply the proceeds of such Letter of Credit to the payment of the portion of aforementioned items or that portion of the Debt, in each case, which is then due and payable pursuant to the terms hereof and/or of the other Loan Documents and (B) the balance of the proceeds of such draw, if any, shall be held by Lender in an interest-bearing escrow account (which shall (i) be deemed to be included within the definition of the (x) the “Reserve Accounts” hereunder and (y) the “Interest Bearing Reserve Accounts” under the Reserve Agreement and (ii) bear interest in accordance with the applicable terms and conditions of the Reserve Agreement) as additional security for the Debt and shall be applied to the aforementioned items or the Debt (as applicable) as the same become due and payable hereunder and/or under the other Loan Documents). Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit upon the occurrence of any one or more of the following events (each, a “Draw Event”): (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least twenty (20) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than twenty (20) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender (provided that Lender shall not transfer the Letter of Credit except in connection with a transfer of its interest in this Security Instrument). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of any Draw Event and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
SECTION 4.7.     COVENANTS RELATING TO 1031 EXCHANGE TRANSFER.
Within one-hundred eighty (180) days of the date hereof, Borrower shall cause the following events to occur (the consummation of each of the following, the “1031 Exchange Transfer”):
(a)    100% of the direct equity interest in Borrower shall have been transferred to Sponsor or a Person which is Controlled by Sponsor and in which Sponsor owns at least a 51% direct or indirect equity interest, each of which such transfers shall have been made in accordance with the applicable terms and conditions of Section 8.3 hereof;
(b)    the Junior Loan (as defined in the certain Subordination and Standstill Agreement by and among Lender and AAI Sponsor, among others dated as of the date hereof (the “Subordination Agreement”)) shall have been forgiven or indefeasibly satisfied in full from a source other than the assets of Borrower or Master Lessee or the other income generated by the Property and the Junior Loan Documents (as defined in the Subordination Agreement) shall have been terminated and released of record (if applicable); and
(c)     Lender shall have received (i) copies of all documentation relating to the 1031 Exchange Transfer evidencing the consummation thereof (including, without limitation, copies of the 1031 Organizational Document Amendments (defined below)), and (ii) a written certification (executed by a responsible officer of Borrower and Guarantor) attesting that (1) the requirements of this Section 4.7 and the applicable requirements of Section 8.3 hereof have each been satisfied, and (2) that there exists no litigation (pending or threatened) or other controversy relating to the 1031 Exchange Transfer between Borrower and any other person or entity involved therewith (including, without limitation, any “exchange accommodator” or similar Person).
Notwithstanding anything to the contrary contained herein or in any other Loan Document, in connection with the consummation of the 1031 Exchange Transfer in accordance with the applicable terms and conditions hereof, Borrower may, without Lender’s prior consent, make such amendments to the organizational documents of Borrower as may be required to reflect the transfers made in connection therewith (the “1031 Organizational Document Amendments”).
Article 5. REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender that:
Section 5.1.    WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same, and that Borrower possesses an unencumbered fee simple absolute in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions (other than standard printed exceptions) shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever. Borrower hereby represents and warrants that none of the Permitted Exceptions will materially and adversely affect the ability of the Borrower to pay in full the Loan, the use of the Property for the use currently being made thereof, the operation of the Property or the value thereof.
Section 5.2.    AUTHORITY. Borrower has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

Section 5.3.    LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents. Borrower’s exact legal name is correctly set forth on the first page of this Security Instrument. Borrower’s organization identification number assigned by its state of formation, if any, is 5190312.
Section 5.4.    VALIDITY OF DOCUMENTS. The execution, delivery and performance of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the corporate/partnership/limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate/partnership/limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, bylaws, partnership, trust or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby).
Section 5.5.    LITIGATION. There is no action, suit or proceeding (including any condemnation or similar proceeding), or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower or the Property before any governmental or administrative body, agency or official which (i) challenges the validity of this Security Instrument, the Note or any of the other Loan Documents or the authority of Borrower to enter into this Security Instrument, the Note or any of the other Loan Documents or to perform the transactions contemplated hereby or thereby or (ii) if adversely determined would have a material adverse effect on the occupancy of the Property or the business, financial condition or results of operations of Borrower or the Property.
Section 5.6.    STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof, if required under the terms of that Section.
(b)    Borrower has obtained and provided copies to Lender of all Permits. The Permits foregoing are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
(c)    The Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws. Borrower and the Property each comply in all material respects with Prescribed Laws.
(d)    The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e)    All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all weather and are physically and legally open for use by the public.
(f)    The Property is served by public water and sewer systems.
(g)    The Property is free from damage caused by fire or other casualty.
(h)    All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.
(i)    Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.
(j)    All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.
Section 5.7.    NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Sections 1445(f)(3) of the Code and the related Treasury Department regulations, including temporary regulations.
Section 5.8.    SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
Section 5.9.    ERISA COMPLIANCE. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Code, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and
(a)    As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.
Section 5.10.    LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable (subject to principles of equity and laws affecting creditors’ rights generally); (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the copies of the Leases delivered to Lender in connection with the closing of the Loan; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance (other than typical first and/or last month's rent and security deposits); (f) except as expressly disclosed to Lender in connection with the closing of the Loan, the premises demised under the Leases have been completed for the tenants who have accepted and have taken possession of the same on a rent paying basis; (g) to Borrower’s Knowledge (defined below), there exist no offsets or defenses to the payment of any portion of the Rents; and (h) the number and type of parking spaces available at the Property as of the date hereof satisfy any applicable requirements relating thereto contained in the Leases. As used herein, “Borrower’s Knowledge” shall mean the actual knowledge of John W. Chamberlain.
Section 5.11.    FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b)

Borrower has received reasonably equivalent value for the granting of this Security Instrument. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditors.
Section 5.12.    BUSINESS PURPOSES. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
Section 5.13.    TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
Section 5.14.    MAILING ADDRESSES. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.
Section 5.15.    NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted to Lender by Borrower (or any of its agents, employees, representatives or affiliates) in connection with any request by Borrower for the loan evidenced by the Note and/or any letter of application or other application or letter of intent (including, but not limited to, all financial statements, rent rolls, reports and certificates) were accurate, complete and correct in all respects when delivered. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.
Section 5.16.    DISCLOSURE. To the best of Borrower’s Knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
Section 5.17.     LETTER-OF-CREDIT RIGHTS. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing in each case that upon an Event of Default, the proceeds of any drawing under the letter of credit are to be applied as provided in Section 11.2 of this Security Agreement.
Section 5.18.    AUTHORIZATION TO FILE FINANCING STATEMENTS, POWER OF ATTORNEY. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Borrower as authorized by Applicable Law, as applicable to all or part of the fixtures owned by Borrower or Personal Property. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any documents and otherwise to carry out the purposes of this Section, to the extent that Borrower authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.
Section 5.19.     EMBARGOED PERSONS. To the best of Borrower’s Knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Sponsor or Guarantor constitute

(or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Person or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan made by Lender is in violation of Applicable Law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in Borrower, Sponsor or Guarantor, as applicable, with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) none of the funds of Borrower, Sponsor or Guarantor, as applicable, have been (or will be) derived from any unlawful activity with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law.
Section 5.20.    PATRIOT ACT. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) and are incorporated into this Section. Borrower hereby represents and warrants that Borrower, Sponsor and Guarantor and each and every Person affiliated with Borrower, Sponsor and/or Guarantor or that to Borrower’s knowledge has an economic interest in Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Security Instrument or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a “blocked” Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
Section 5.21.     BROKER. Borrower hereby represents that, except for Eastdil Secured, it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument.
Section 5.22.     MASTER LEASE REPRESENTATIONS. (a) The Master Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (b) there are no material defaults under the Master Lease by Master Lessee or Borrower, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a material default under the Master Lease, (c) all rents, additional rents and other sums due and payable under the Master Lease as of the date hereof have been paid in full, and (d) neither Master Lessee nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Master Lease.
Section 5.23.     PROPERTY DOCUMENT REPRESENTATIONS. Each Property Document is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Property Document, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. No Property Document has been modified, amended or supplemented (except, in each case, as expressly set forth herein).
Article 6. OBLIGATIONS AND RELIANCES
Section 6.1.    RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
Section 6.2.    NO RELIANCE ON LENDER. The general partners, shareholders, members, principals or other beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
Section 6.3.    NO LENDER OBLIGATIONS. (a) Notwithstanding any of the provisions of this Security Instrument (including, but not limited to, the provisions of Subsections 1.1(f) and (l), or Section 1.2 or Section 3.7), Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
Section 6.4.    RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the other Loan Documents; and that Lender would not be willing to make the loan evidenced by the Note, this Security Instrument and the other Loan Documents and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.
Article 7. FURTHER ASSURANCES
Section 7.1.    RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all reasonable expenses (the “Expenses”) incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law to do so.
Section 7.2.    FURTHER ACTS, ETC. Except as expressly provided to the contrary in Article 19 or elsewhere herein, Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.
Section 7.3.    CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
(d)     Any prepayment of the Debt made by Borrower under this Section 7.3 shall not require the payment of any Yield Maintenance Premium (as defined in the Note) or other prepayment premium or penalty (other than the payment of any applicable Interest Shortfall).
Section 7.4.    ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) Business Days, shall furnish Lender or any proposed assignee or Investor (as defined in Section 19.1) with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Loan, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, to Borrower’s Knowledge, there exist no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations (except as may be limited by (A) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (B) general principles of equity) and have not been modified or if modified, giving particulars of such modification, (viii) whether, to Borrower’s Knowledge, any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect, (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to Borrower’s Knowledge, any of the lessees under the Leases are in default under the Leases, and, if any of the aforesaid lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other factual matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.
(b)    Borrower shall use its commercially reasonable good faith efforts to deliver to Lender, promptly upon request (provided such request is not made more than once in any calendar year other than any request by Lender made in connection with the securitization of the Loan or during the continuance of an Event of Default), duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect (and to the best of lessee’s knowledge) with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance (other than typical and customary security deposits and first and last months’ rents), and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.
(c)    Lender, by its acceptance of this Security Instrument, agrees to deliver to Borrower (at no cost to Borrower) promptly upon Borrower’s request therefor (provided such request is not made more than twice in any calendar year) a written statement setting forth the unpaid principal amount of the Note, the accrued and unpaid interest thereon, the date on which an installment of interest and/or principal were last paid thereunder and whether there are any Events of Default which currently exist and are actually known to Lender.
(c)     Borrower shall use its commercially reasonable best efforts to deliver to Lender, promptly upon request (provided such request is not made more than once in any calendar year other than any request by Lender made in connection with the securitization of the Loan or during the continuance of an Event of Default), duly executed estoppel certificates from any one or more parties to the Property Documents as reasonably required by Lender attesting to such facts regarding the Property Documents as Lender may reasonably require.
Section 7.5.    FLOOD INSURANCE. After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area.” or, if any of the Improvements are located within any such area Borrower will obtain and maintain the insurance required prescribed in Section 3.3 hereof, if required under the terms of that section.
Section 7.6.    SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note shall, at any time during the continuance of an Event of Default, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender and at Lender’s sole cost and expense, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be reasonably required by Lender. Borrower's obligations hereunder are conditioned upon Lender's agreement, as evidenced by its acceptance hereof, that such splitting or division shall not result in any decrease of any rights of Borrower or any Indemnitor (as defined in the Indemnity Agreement (defined below)) hereunder or under any other Loan Document or any additional cost or potential liability to Borrower or any Indemnitor that exceeds that which exists hereunder prior to such splitting or division.
Section 7.7.    REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the portion of the Debt as evidenced by the Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such portion of the Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation or (b) if requested by Lender, Borrower will execute a replacement note, provided, that Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.
Article 8. DUE ON SALE/ENCUMBRANCE
Section 8.1.    LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and Sponsor in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.
Section 8.2.    NO SALE/ENCUMBRANCE.
(a)    Except as provided in this Security Instrument, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space at the Property to tenants in accordance with the applicable provisions hereof, without the prior written consent of Lender.
(b)    A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder; (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to (A) any Leases or any Rents or (B) the Property Documents; (iv) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (v) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by any Borrower, as a tenant-in-common, or by any other Person, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower or its affiliates or consented to or acquiesced in by Borrower or its affiliates which results in a Property Document Event; (vi) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (vii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (viii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted

Party or the creation or issuance of new legal or beneficial interests; (ix) the removal or the resignation of Manager and/or Parking Manager (including, without limitation, an Affiliated Manager) other than in accordance with the applicable terms and conditions hereof; or (x) any conversion (statutory or otherwise) of any Restricted Party.
Section 8.3.    PERMITTED EQUITY TRANSFERS. Notwithstanding anything to the contrary contained in this Article 8, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by (i) devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or (ii) voluntary act as part of an estate planning process, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, (c) in addition to the transfers permitted by clause (b), any other transaction involving the direct and/or indirect equity interests in a Restricted Party (other than a pledge) that would fit within the definition of Prohibited Transfer (including, without limitation, a transaction of the type described in clauses (iv), (vi), (vii) or (viii) of Section 8.2(b) hereof) constituting a transfer of less than 49% of the direct and/or indirect equity ownership of any Borrower, Guarantor, Sponsor any SPE Component Entity and/or Affiliated Manager and (d) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, that, with respect to the transfers listed in clauses (a), (b) or (c) above, each of the following are complied with in connection with any such transfer: (A) Lender shall receive not less than five (5) days prior written notice thereof, (B) no such transfers shall result in a change in Control of Sponsor or Affiliated Manager (provided, however, a “change in Control” of Sponsor or Affiliated Manager shall not be deemed to have occurred for the purposes of this subsection (B) if any one of the entities meeting the definition of “Sponsor” contained herein succeeds to the interest of the then current Sponsor and such successor Sponsor Controls the Affiliated Manager), (C) after giving effect to any such transfer, one of the entities meeting the definition of “Sponsor” contained herein shall (I) own at least a 51% direct or indirect equity interest in each of Borrower, Master Lessee (if the Master Lease Termination has not occurred) and any SPE Component Entity, (II) Control Borrower, Master Lessee (if the Master Lease Termination has not occurred) and any SPE Component Entity and (III) control the day-to-day operation of the Property, (D) after giving effect to any such transfer, the Property (including, without limitation, the parking related activities at the Property) shall continue to be managed by Manager and Parking Manager (as applicable) or a Qualified Manager, (E) in the case of the transfer of any direct or indirect equity ownership interests in Borrower, Master Lessee (if the Master Lease Termination has not occurred) or in any SPE Component Entity, the relevant provisions of Sections 4.2, 4.3 and 5.9 hereof shall continue to be complied with after giving effect to such transfers, (F) in the case of (1) the transfer of the management or parking management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) the transfer (in one or in a series of transactions) in excess of 49% (in the aggregate) of any equity ownership interests (I) directly in Borrower, Master Lessee (if the Master Lease Termination has not occurred) or in any SPE Component Entity, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in Borrower, Master Lessee (if the Master Lease Termination has not occurred) or in any SPE Component Entity, Lender shall receive a substantive non-consolidation opinion, which such opinion shall be provided by outside counsel acceptable to Lender and the Rating Agencies and shall otherwise be in form, scope and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (such opinion, the “New Non-Consolidation Opinion”) addressing the relevant transfer, (G) such transfers shall not cause a Property Document Event and (H) after giving effect to any such transfer, the Guarantor Control Condition shall continue to be satisfied.
Section 8.4.    PERMITTED PROPERTY TRANSFERS (ASSUMPTION). Notwithstanding anything to the contrary contained in this Article 8 and in addition to the transfers permitted under Section 8.3, the following transfers shall not be Prohibited Transfers and Lender’s consent to any transfers of the Property in its entirety (at any time after the first (1st) anniversary of the closing of the Loan or at any time prior to such date if Lender determines that such assignment or transfer will not hinder, delay or prevent Lender from completing a Secondary Market Transaction (as defined in Section 19.3)) shall not be withheld; provided, that, in each case, Lender receives sixty (60) days prior written notice of each such transfer hereunder and no Event of Default is continuing, and further provided that, the following additional requirements are satisfied:

(a)    Borrower shall pay to Lender the Applicable Assumption / Transfer Fee applicable to such transfer;
(b)    Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with each transfer of the Property (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (j) below);
(c)    The proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender; provided, however, in the event one of the entities meeting the definition of “Sponsor” contained herein owns (directly or indirectly) 51% or more of Transferee and Controls Transferee, this subsection (c) shall be deemed satisfied (each of the aforesaid conditions, collectively, the “Sponsor Conditions”). The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or Controlling shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 51% or greater interest in Transferee;
(d)    Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender; provided, however, to the extent the Sponsor Conditions have been satisfied, this subsection (d) shall also be deemed satisfied;
(e)    Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;
(f)    Transferee shall assume all of the obligations of Borrower under the Loan Documents accruing from and after the date of the transfer in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender (but which does not materially adversely affect the rights of the Borrower under this Security Instrument, the Note, or any of the other instruments and documents relating to the Loan);
(g)    There shall be no material litigation or regulatory action pending or threatened against, as applicable, Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;
(h)    Transferee’s Principals and Related Entities shall not have defaulted (beyond applicable notice and cure periods) under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;
(i)        Transferee must be able to satisfy all the representations and covenants set forth in Section 4.3 hereof, and both Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.2, 4.3 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender (including, without limitation, hazard insurance endorsements or certificates or other similar evidence that the Policies required hereunder have been obtained or maintained, as applicable);
(j)    At Lender’s option, Borrower shall deliver to Lender a Rating Agency Confirmation as to the transfer; provided, however, to the extent that the Sponsor Conditions have been satisfied, this subsection (j) shall be deemed satisfied;

(k)    Transferee shall furnish to Lender (I) a New Non-Consolidation Opinion, (II) a REMIC Opinion and (III) an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms (subject to principles of equity and laws affecting creditors’ rights generally), and (B) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee have been duly organized, and are in existence and good standing;
(l)    Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof. Immediately upon a transfer of the Property to such Transferee and the satisfaction of all of the above requirements, the named Borrower herein shall be released from all liability under this Security Instrument, the Note and the other Loan Documents accruing after such transfer, and Guarantor under each of that certain Indemnity Agreement in favor of Lender relating hereto dated of even date herewith (the “Indemnity Agreement”) and the Environmental Indemnity, shall be released from its obligations and liabilities thereunder accruing after such transfer provided that a new indemnitor approved by Lender, which approval shall be granted or withheld pursuant to Lender’s customary underwriting procedures, enters into and delivers to Lender a new indemnity agreement and environmental indemnity agreement in the form and content of the Indemnity Agreement and Environmental Indemnity. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower;
(m)    Lender shall have received evidence reasonably acceptable to Lender that a Property Document Event will not occur as a result of the proposed transfer; and
(n)     Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section.
Any transfer made pursuant to and in accordance with the terms and provisions of this Section 8.4 shall not be deemed to be a Prohibited Transfer. A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

Section 8.5.    LENDER’S RIGHTS. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Security Instrument (including, without limitation, the covenants in Sections 4.2, 4.3 and 5.9) and the other Loan Documents, (e) a new manager and parking manager for the Property and a new management agreement and parking management agreement, in each case, satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.
Section 8.6.    DEFINITIONS. As used in this Article 8 (and elsewhere in this Security Instrument), the following terms shall have the following meanings:

(a)    “AAI Sponsor” shall mean American Assets Trust, L.P., a Maryland limited partnership.
(b)    “Affiliated Manager” shall mean any Person serving as Manager and/or Parking Manager in which Borrower, Guarantor, Sponsor, Master Lessee (if the Master Lease Termination has not occurred), any SPE Component Entity or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; it being understood that the provisions hereof and of the other Loan Documents relating to Affiliated Managers shall only be deemed to apply to Manager and/or Parking Manger so long as the foregoing condition is met with respect to Manager and/or Parking Manager (as applicable).
(c)    “Applicable Assumption / Transfer Fee” shall mean, with respect to each applicable transfer hereunder requiring payment of the same, a fee equal to (i) 0.25% of the outstanding principal amount of the Loan for the first such transfer, (ii) 0.50% of the outstanding principal amount of the Loan for the second such transfer and (iii) 1% of the outstanding principal amount of the Loan for each subsequent transfer.
(d)     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of an entity, whether through ownership of voting securities, by contract or otherwise.
(e)    “Guarantor” shall mean American Assets Trust, L.P., a Maryland limited partnership.
(f)     “Guarantor Control Condition” shall mean a condition which shall be satisfied to the extent that each of Borrower, Master Lessee (if the Master Lease Termination has not occurred) and Guarantor are under common Control.
(g)     “Investment Grade Rating” shall mean a long-term, unsecured debt rating of not less than “BBB-” (or its equivalent) from each of the Rating Agencies.
(h)     “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
(i)     “Property Documents” shall mean (individually or collectively as the context requires) (i) that certain Grant of Reciprocal Easements dated May 21, 2010 and recorded on June 1, 2010 in the records of King County, Washington as Instrument No. 20100601000722, as the same may hereafter be amended, supplemented and/or otherwise modified in accordance with the terms hereof and (ii) that certain Grant of Easement dated July 9, 2010 and recorded on July 9, 2010 in the records of King County, Washington as Instrument No. 20100709000574, as the same may hereafter be amended, supplemented and/or otherwise modified in accordance with the terms hereof.
(j)         “Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right under the Property Documents, right of first refusal under the Property Documents, first offer under the Property Documents or any other similar right under the Property Documents, cause any termination fees to be due under the Property Documents or would cause a Material Adverse Effect to occur under the Property Documents; provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.
(k)     “Qualified Equityholder” shall mean any one of the following Persons (in each case, tested immediately prior to the applicable transfer or other applicable transaction):
(i)    a pension fund, pension trust or pension account that (A) has total real estate assets of at least $1 Billion (exclusive of the Property) and (1) committed capital of at least of $250 Million (exclusive of the Property) or (2) a net worth of at least $200 Million and a liquidity of at least $25 Million (in each case, exclusive of the Property) and (B) is managed by a Person who (I) is a nationally recognized manager of investment funds that regularly invest in debt or equity interests relating to commercial real estate and (II) controls at least $1 Billion of real estate equity assets (exclusive of the Property); or
(ii)    a pension fund advisor who (A) is a nationally recognized manager of investment funds that regularly invest in debt or equity interests relating to commercial real estate, (B) controls at least $1 Billion of real estate equity assets (exclusive of the Property) and (C) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or
(iii)    an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (A) with (1) a net worth of at least $250 Million (exclusive of the Property) or (2) a net worth of at least $200 Million and a liquidity of at least $25 Million (in each case, exclusive of the Property) and (B) which controls real estate equity assets of at least $1 Billion (exclusive of the Property); or
(iv)    a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (A) with (1) a combined capital and surplus of at least $250 Million (exclusive of the Property) or (2) a net worth of at least $200 Million and a liquidity of at least $25 Million (in each case, exclusive of the Property) and (B) who controls real estate equity assets of at least $1 Billion (exclusive of the Property); or
(v)    any Person (A) with an Investment Grade Rating or (B) who (i) has (1) a net worth of at least $250 Million (exclusive of the Property) or (2) a net worth of at least $200 Million and a liquidity of at least $25 Million (in each case, exclusive of the Property) and (iii) controls real estate equity assets of at least $1 Billion (exclusive of the Property);
provided, however, that (A) none of the foregoing Persons shall be deemed Qualified Equityholders unless such Persons are regularly engaged in owning and/or operating commercial real estate properties similar to the Property and (B) in no event shall any Person be deemed to be a Qualified Equityholder to the extent that such Person (I) is unable to make or comply with (or would not allow Borrower to continue to make or comply with) any applicable representations and covenants contained herein and/or in the other Loan Documents (including, without limitation, those relating to ERISA, the Patriot Act, Embargoed Persons and OFAC), (II) itself has been and/or any other Person owned or Controlled by such Person or affiliated with such Person has been, within the ten (10) years preceding the date of determination, the subject of any action or proceeding under applicable Insolvency Laws or (III) is Controlled by and/or owned in any material respect by any Person(s) which have ever convicted of a felony.
(l)     “Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.
(m)     “Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

(n)    “Restricted Party” shall mean Borrower, Master Lessee (if the Master Lease Termination has not occurred), Guarantor, Sponsor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member, non-member manager or any direct or indirect legal or beneficial owner of any of the foregoing.
(o)    “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
(p)    “Sponsor” shall mean (i) AAI Sponsor or (ii) any Qualified Equityholder; provided, that, (I) any entity comprising the defined term “Sponsor” above shall not be deemed to be the “Sponsor” hereunder unless a state of facts exists that would require such entity to be the “Sponsor” hereunder in order to satisfy the conditions set forth in Sections 8.3(B) and 8.3(C) above (such event, a “Sponsor Succession”), (II) any transfer which results in a Sponsor Succession shall require, as a condition precedent to such transfer, payment to Lender of the Applicable Assumption / Transfer Fee and (III) except as noted in the foregoing subsection (II), no transfer fee shall be payable in connection with an equity ownership transfer consummated in accordance with Section 8.3 hereof.
Section 8.7.     EASEMENT AGREEMENTS. By acceptance hereof, Lender agrees that it shall execute and subordinate this Security Instrument and the other Loan Documents to (and Borrower shall be permitted to enter into without Lender’s consent) reasonable easements, restrictions, covenants, reservations and rights of way in the ordinary course of Borrower’s business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes (including, without limitation, easements for fire exiting purposes, traffic and pedestrian circulation, landscaping and easements to governmental entities for road widening and corner roundings); provided, that, in each case or taken as a whole, the same do not have a Material Adverse Effect.
Article 9. PREPAYMENT
Section 9.1.    PREPAYMENT. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and this Security Instrument including the payment (if applicable) of any prepayment consideration or premium due under the Note (whether due prior to or after the occurrence of an Event of Default).
Article 10. DEFAULT
Section 10.1.    EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    (i) any Monthly Payment (as defined in the Note) is not paid within five (5) days of the date when due, (ii) any other portion of the Debt is not paid within five (5) days of the date when due or (iii) the entire Debt is not paid on or before the Maturity Date;
(b)    if any of the Taxes or Other Charges are not paid within ten (10) days following the date the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;
(c)    if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender within ten (10) days of Lender’s written request;
(d)    if the Property is subject to actual, physical waste;

(e)    if Borrower or Master Lessee (if the Master Lease Termination has not occurred) violates or does not comply with any of the provisions of Sections 3.7 (and does not cure such failure within ten days of written notice) or 4.3 or Articles 8 or 13;
(f)    if any representation or warranty of Borrower or any Person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (including, without limitation, Guarantor) or any general partner, managing member, principal or beneficial owner of any of the foregoing, made herein or any guaranty or indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;
(g)    if (i) Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iv) there shall be commenced against Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (v) Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (vi) Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity or any general partner or managing member of Borrower, Guarantor, Master Lessee (if the Master Lease Termination has not occurred) or any SPE Component Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(h)    if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;
(i)    subject to Borrower’s contest rights contained in Section 3.12 hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable) and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of ninety (90) days;
(j)    if any federal tax lien or final judgment is filed against Borrower, Guarantor, any general partner or managing member of Borrower or Guarantor, or the Property and same is not discharged of record within ninety (90) days after same is filed;

(k)    if Borrower fails to cure any violations of Applicable Laws within ninety (90) days, of first having received notice thereof;
(l)    if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 4.2 hereof and such failure is not cured within five (5) days of written request, or (ii) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under this Security Instrument, the Note or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;
(m)    if Borrower shall fail to reimburse Lender within ten (10) days of written demand, with interest calculated at the Default Rate (defined below), for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument (other than amounts paid by Lender from the Escrow Fund prior to the continuance of an Event of Default);
(n)    if Borrower shall fail to timely deliver to Lender an estoppel certificate pursuant to the terms of Subsections 7.4(a) and does not cure such failure within ten (10) days of written notice;
(o)    if Borrower shall fail to timely deliver to Lender, after request by Lender, the statements referred to in Section 3.11 in accordance with the terms thereof and does not cure such failure within ten (10) days of written notice;
(p)    if any default occurs in the performance of any guarantor’s or indemnitor’s (including, without limitation, Guarantor’s) obligations under any guaranty or indemnity executed in connection herewith (including, without limitation, the Indemnity Agreement and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;
(q)     if (A) the 1031 Exchange Transfer shall fail to occur within one-hundred eighty (180) days of the date hereof, (B) if a default shall occur under the Master Lease prior to the Master Lease Termination or (C) if the Master Lease Termination shall fail to occur within five (5) days of the consummation of the 1031 Exchange Transfer;
(r)     if (i) Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (ii) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, (iii) any Property Document is canceled, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or (iv) a Property Document Event occurs (provided, however, with respect to the events described in subsections (i) through (iv) above, any such events shall not constitute an Event of Default hereunder to the extent that (A) the same is curable by Borrower and (B) Borrower cures the same within the earlier of (I) the timeframe required prior to the period in which any such event would no longer be curable or (II) thirty (30) days after Borrower’s receipt of notice thereof) (the foregoing, a “Property Document EOD”);
(s)    if Borrower or Master Lessee defaults under the Management Agreement or Parking Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement or Parking Management Agreement is canceled, terminated or surrendered or, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrendered, expiration or cessation, enters into a Replacement Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof for each of the management and parking management of the Property (as applicable);

(t)     if Borrower attempts to assign its rights under this Security Instrument or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(u)     if, without Lender’s prior written consent, Borrower forgives or cancels any material debt owed to it;
(v)     if Borrower, any SPE Component Entity, Guarantor, any affiliate of Borrower, any SPE Component Entity or any Guarantor, or any of their respective agents or representatives shall commit any criminal act which results in the seizure, forfeiture or loss of the Property;
(w)     If Borrower misappropriates, converts or misapplies any (A) insurance proceeds, (B) condemnation awards, (C) Rents during the continuance of an Event of Default or (D) funds disbursed by Lender from any of the Reserve Accounts;
(x)     With respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(y)     if Guarantor revokes or attempts to revoke the Indemnity Agreement or the Environmental Indemnity;
(z)     if an uninsured material loss, theft, damage or destruction to Property occurs and Borrower does not, within thirty (30) days of the occurrence thereof, provide evidence reasonably acceptable to Lender that Borrower has the funds necessary to consummate the applicable Restoration;
(aa)     if for more than thirty (30) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for sixty (60) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such sixty (60) day period and Borrower shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceeds to cure the same, such sixty (60) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or
(bb)    a default beyond applicable notice or cure periods (if any) shall occur under any other Loan Documents.
Section 10.2.    LATE PAYMENT CHARGE. If any monthly installment of principal or interest is not paid on the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 2.5% of such unpaid portion of the outstanding monthly installment of principal or interest then due or the maximum amount permitted by Applicable Law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the other Loan Documents.
Section 10.3.    DEFAULT INTEREST. Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate (as defined in the Note), and (b) the maximum interest rate which Borrower may by law pay or Lender may charge and collect (the “Default Rate”). Notwithstanding the foregoing, in the event Borrower becomes liable for interest at the Default Rate under this Section 10.3 (such interest, the “Default Interest”) due to the occurrence of a Qualifying Non-Monetary Default (as defined in the Note), Borrower shall only be liable for such Default Interest for a period not to exceed six (6) months unless (i) Lender actively pursues a foreclosure action (or non-judicial foreclosure) as a result of such Qualifying Non-Monetary Default (in which case, Borrower shall be liable for Default Interest for a period equal to (I) the duration of Lender's pursuit of the remedies described above plus (II) the first six (6) months following the occurrence of the applicable Qualifying Non-Monetary Default (less any portion of such six (6) month period occurring after Lender's commencement of its pursuit of the remedies described above)) or (ii) a monetary Event of Default shall at any time exist (in which case, Borrower shall be liable for Default Interest from the date of the occurrence of the applicable Qualifying Non-Monetary Default).
Article 11. RIGHTS AND REMEDIES
Section 11.1.    REMEDIES. Except as expressly limited hereby or by the other Loan Documents, during the continuance of any Event of Default, Borrower agrees that Trustee or Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (c) with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (f) to the fullest extent permitted by Applicable Law, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (g) seek and obtain the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any Person, firm or other entity liable for the payment of the Debt; (h) to the fullest extent permitted by Applicable Law, Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (I) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (II) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower; (j) apply any sums then deposited in the Escrow Fund, the Reserve Accounts and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Loan Document to the payment of the following items in any order in its discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) any other items or expenses for which such Reserve or escrow was established; or (iv) (A) interest on the unpaid principal balance of the Note, (B) the unpaid principal balance of the Note; or (C) all other sums payable pursuant to the Note, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument; (k) prior to Borrower’s cure, if applicable, of the Event of Default giving rise thereto and Lender’s acceptance of such cure (whether voluntarily, as required under Section 11.11(b) hereof or as required by law) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney in fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums; (l) pursue such other remedies as Lender may have under Applicable Law; (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or (n) under the power of sale hereby granted, Lender shall have the discretionary right to cause some or all of the Property, including any Personal Property, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law.
In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. In the event of a sale, by foreclosure, power of sale, or otherwise, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as Subsection 10.1(g) shall occur as to Borrower, Master Lessee (if the Master Lease Termination has not yet occurred) or any SPE Component Entity, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.
Section 11.2.    APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected, paid to or received by Lender after the occurrence of an Event of Default pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Upon any foreclosure sale or sales of all or any portion of the Property under the power of sale herein granted, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.
Section 11.3.    RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes (to the fullest extent permitted by Applicable Law), or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
Section 11.4.    ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.
Section 11.5.    RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.
Section 11.6.    EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower and each other “Indemnitor” under the Indemnity Agreement delivered in connection herewith which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower or such other Indemnitor or where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and such other Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower and such other Indemnitor where the books and records are located. To the extent that any information obtained by Lender under this Section 11.6 constitutes Identified Information (defined below), the same shall be subject to the restrictions on circulating the same to the General Public as set forth in Section 19.5 below.
Section 11.7.    OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)    Unless the applicable loss or damage is of a physical nature and directly caused by the affirmative acts of Lender or Lender’s agents, it is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.
(c)    Trustee or Lender may resort for the payment of the Debt to any other security held by Trustee or Lender in such order and manner as Lender, in its discretion, may elect. Trustee or Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Trustee and Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 11.8.    RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
Section 11.9.    VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may, until such violations are remedied, impose additional requirements upon Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents.
Section 11.10.    RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times, subject to the rights of tenants under Leases.
Section 11.11.    EXCULPATION; ACCEPTANCE OF CURE.
(a)     All rights and remedies of Lender under this Security Instrument and the other Loan Documents are expressly made subject to the limitations and exculpations set forth in Article 15, below. In the event of any conflict between the terms and conditions hereof and those contained in Article 15 hereof, the terms and conditions of Article 15 hereof shall control.
(b)     Notwithstanding anything to the contrary contained herein or in any other Loan Document, Lender shall not refuse to accept a Complete Cure (defined below) by Borrower of any Event of Default by Borrower susceptible thereto unless Lender (A) has commenced foreclosure proceedings (judicial or non-judicial) and (B) is not otherwise required to accept such Complete Cure under Applicable Law. Lender and Borrower will return to a status quo pro ante after the consummation of any such Complete Cure by Borrower made in accordance with the foregoing. As used above, the term “Complete Cure” shall mean a complete and total cure of the applicable Event of Default in a manner reasonably acceptable to Lender, which such cure shall be deemed to include, without limitation, (A) both the payment of any sums due and the performance of any obligations under, in each case, the Loan Documents associated with such applicable Event of Default, (B) in the case of a non-monetary Event of Default, the performance of such additional acts (such as the furnishing of opinions) in connection therewith as may be reasonably required by Lender and (C) the payment of (1) any applicable Default Interest and (2) the entire amount of the Debt to the extent that the Debt shall have been accelerated in accordance with the applicable terms and conditions of the Loan Documents in connection with the applicable Event of Default and such acceleration is permitted under applicable law.
Article 12. ENVIRONMENTAL INDEMNITY
Section 12.1.     ENVIRONMENTAL INDEMNITY. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity shall (a) constitute a Loan Document for all purposes hereof and of the other Loan Documents and (b) notwithstanding anything herein or any in other Loan Document to the contrary, not be secured by the Security Instrument (unless Lender expressly opts to the contrary in accordance with the express terms and conditions of the Environmental Indemnity). As used herein, the term “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Article 13. INDEMNIFICATION
Section 13.1.    GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties (defined below) and directly or indirectly arising out of or in any way relating to any one or more of the following which shall have occurred prior to the foreclosure of this Security Instrument (or delivery and acceptance of a deed in lieu of such foreclosure), except to the extent any of the following are attributable to the gross negligence or willful misconduct of an Indemnified Party: (a) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (b) any accident, injury to or death of Persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (e) the failure of any Person other than an Indemnified Party to file timely with the Internal Revenue Service an accurate Form 1099 B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (f) any failure of the Property to be in compliance with any Applicable Laws; (g) the enforcement by any Indemnified Party of the provisions of this Article 13; (h) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (i) the payment and/or non-payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (j) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date written notice demanding payment for the amount suffered as a result of such loss or damage is delivered to Borrower by Lender until paid. As used herein, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the loan evidenced by the Note, any Person who is or will have been involved in the servicing of the loan evidenced by the Note, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, Persons and entities who may hold or acquire or will have held a full or partial interest in the loan evidenced by the Note (including, but not limited to, Investors (as defined herein) or prospective Investors in the Securities (as defined herein), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the loan evidenced by the Note as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the loan evidenced by the Note or the Property, whether during the term of the loan evidenced by the Note or as a part of or following a foreclosure of the loan evidenced by the Note and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business)).
Section 13.2.    MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other

Loan Document, except for income taxes and franchise taxes (imposed in lieu of income taxes) imposed on an Indemnified Party as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Indemnified Party (excluding a connection arising solely from the Indemnified Party having executed, delivered, or performed its obligations or received a payment under, or enforced, this Security Instrument, the Note and the other Loan Documents) or any political subdivision or taxing authority thereof or therein. Notwithstanding the foregoing, Borrower shall have no indemnity obligations to any Indemnified Party under this Section to the extent that any such Losses arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.
Section 13.3.    ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.
Section 13.4.    DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party to whom indemnification is owed pursuant to the preceding provisions of this Article 13, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, if they reasonably believe that their interests are not properly being represented by the counsel selected by Borrower, engage their own attorneys and other professionals to defend them. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties to whom indemnification is owed pursuant to the preceding provisions of this Article 13, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
Article 14. WAIVERS
Section 14.1.     WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations. The foregoing shall not be deemed a waiver of Borrower’s right to assert in a separate proceeding any claim against Lender which otherwise would constitute a defense, setoff, counterclaim or cross-claim of any nature arising from and after the date hereof.
Section 14.2.     MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Applicable Law.
Section 14.3.    WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Trustee or Lender except with respect to matters for which this Security Instrument, the Note, or the other Loan Documents provides for the giving of notice by Trustee or Lender to Borrower and except with respect to matters for which Trustee or Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Trustee or Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Trustee or Lender to Borrower or as required by law.

Section 14.4.    DETERMINATIONS BY LENDER. Except as otherwise specifically set forth in the Note, this Security Instrument, or the other Loan Documents, wherever pursuant to this Security Instrument (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be based upon a standard of reasonability. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Security Instrument must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom.
Section 14.5.    SURVIVAL. The indemnifications made pursuant to Section 13.3 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. Notwithstanding the foregoing, upon a permitted transfer of Borrower’s fee interest in the Property pursuant to and in accordance with Article 8 or after Lender has obtained possession of the Property to the exclusion of Borrower in connection with an exercise of remedies under the Loan Documents, the transferring Borrower shall be released from any liability thereafter accruing under any such indemnification provision (other than as to matters which have already occurred).
Section 14.6.    WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
Article 15. EXCULPATION
Section 15.1.    EXCULPATION. All rights and remedies of Lender under this Security Instrument and the other Loan Documents are expressly made subject to the limitations and exculpations set forth in Article 14 of the Note, the provisions of which are incorporated herein by this reference. In the event of any conflict between the terms and conditions hereof and those contained in Article 14 of the Note, the terms and conditions of Article 14 of the Note shall control.
Article 16. NOTICES
Section 16.1.    NOTICES. (a) All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (l) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower and/or Master Lessee:	AAT CC Bellevue, LLC 11455 El Camino Real, Suite 200 San Diego, California 92130 Attention: John W. Chamberlain and Robert Barton Facsimile No.: (858) 350-2620
and a copy by e-mail to:	awyll@americanassets.com
and
gis@smclawoffices.com

If to Lender:	PNC Bank, National Association c/o Midland Loan Services, Inc. 10851 Mastin Suite # 300 Overland Park, Kansas 66210 Reference Loan Number 940960335 Facsimile No.: (913) 253-9718

with a copy to:	Alston & Bird LLP 90 Park Avenue New York, New York 10016 Attention: Gerard Keegan, Esq. Facsimile No.: (212) 210-9444

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Security Instrument, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are authorized or required to close in New York, New York, San Diego, California or Bellevue, Washington.
Article 17. SERVICE OF PROCESS
Section 17.1.    CONSENT TO SERVICE. (a) Borrower will maintain a place of business or an agent for service of process in Bellevue, Washington and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in Bellevue, Washington, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.1 above.
(b)     Borrower initially designates Paracorp Incorporated, with an address of 1780 Barnes Blvd., Tumwater, WA 98512 to receive for and on behalf of Borrower service of process with respect to this Security Instrument and the other Loan Documents; provided, that, no notice shall be effective unless, contemporaneously therewith, a copy thereof is sent by nationally recognized overnight courier (such as FedEx or UPS) to American Assets Trust, L.P., Attention: John W. Chamberlain and Robert Barton, with offices on the date hereof at 11455 El Camino Real, Suite 200, San Diego, California 92130. With respect to the aforesaid “copy” agent and address, (i) Borrower shall give Lender prior written notice of any change in such agent and/or address, (ii) the failure of any such agent to give Borrower notice of the same will not impair or affect the validity of such service or of any judgment based thereon and (iii) if, despite the foregoing, there is for any reason no such agent available to receive said copy, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.1 above.

Article 18. APPLICABLE LAW
Section 18.1.    CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF WASHINGTON AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON AND APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.
Section 18.2.    USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by Applicable Law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.
Section 18.3.    PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
Article 19. SECONDARY MARKET
Section 19.1.    TRANSFER OF LOAN. Lender may, at any time following the initial funding of the Loan, enter into any Secondary Market Transaction, sell, transfer or assign any or all servicing rights with respect to the Loan and/or or issue Securities (as defined below) in connection therewith. Lender may forward to any Rating Agency, each actual or potential purchaser, transferee, assignee, servicer, participant or investor in any Secondary Market Transaction (collectively, the “Investor” and the “Investors”), all documents and information which Lender now has or may hereafter acquire relating to the Debt, Sponsor, Indemnitor, Borrower, and the Property, whether furnished by Borrower, or otherwise, as Lender determines necessary or desirable. Subject to any specific limitations contained herein, Borrower agrees to reasonably cooperate with Lender in connection with any Secondary Market Transaction, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish (and Borrower consents to Lender furnishing) to such Investors or Rating Agencies any and all information concerning the Property, the Leases, the financial condition of Borrower, Indemnitor or Sponsor as may be requested by Lender, any Investor or Rating Agency in connection with any Secondary Market Transaction. Lender may, from time to time, retain or assign responsibility for servicing the Note, this Security Instrument, and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer, special servicer or master servicer (each of the forgoing, collectively and as applicable, “Servicer”); provided, however, that (I) Borrower shall only be required to deal with one Servicer designated from time to time with respect to any consents, approvals, notices, required from, or to, Lender pursuant to the Loan Documents (it being understood that other Servicers may replace and/or otherwise succeed such Servicer and any Servicer may need to consult with other Persons that hold a portion of Lender's rights and obligations under the Loan or with the Rating Agencies in connection with any such consent, approval or notice), (II) the time periods for Lender approvals under the Loan Documents (to the extent applicable) shall not be increased and Borrower shall not be required to pay multiple fees and expenses (or higher fees and expenses) if more than one Servicer is consulted by such Servicer and (III) other than Borrower’s right to refuse to deal with multiple Servicers and/or to pay the fees of multiple Servicers, in each case, in a manner consistent with the foregoing, the failure of Lender or any Servicer to comply with the provisions of this sentence shall not otherwise waive, abrogate or otherwise affect Borrower's other obligations hereunder or any of the other Loan Documents. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Security Instrument or the other Loan Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.
Section 19.2.    CONVERSION TO REGISTERED FORM. At the request and the expense of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular Person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and Security Instrument (other than Taxes and governmental charges and fees).
Section 19.3.    COOPERATION. Borrower acknowledges that Lender shall have the right to (a) sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (b) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (c) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization. The transaction referred to in clauses (a), (b) and (c) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (c) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”. Borrower shall cooperate reasonably and in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate reasonably and in good faith to implement all requirements imposed by any Rating Agencies or Investors in connection therewith. Without limitation of the foregoing, in connection with any Secondary Market Transaction, Borrower agrees, upon Lender’s written request, to (A) obtain opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to matters of Delaware and federal bankruptcy law relating to limited liability companies in a form and from counsel reasonably acceptable to Lender, (B) amend and/or supplement the Independent Director provisions provided herein and in Borrower’s, Master Lessee’s (if the Master Lease Termination has not occurred) and SPE Component Entity’s organizational documents, in each case, for the sole purpose of adding a second Independent Director in accordance with the applicable requirements of the Rating Agencies (such event, the “Second ID Event”) and (C) enter into and effectuate all structural or other changes to the Loan (including delivery of one or more new component notes to replace the Note or modify the Note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any Loan Documents, delivery of opinions of counsel acceptable to the Rating Agencies or Investors and addressing such matters as the Rating Agencies or Investors may require; provided, however, notwithstanding anything to the contrary in this Security Instrument, the Note, or the other Loan Documents, Borrower shall not be required to modify any Loan Documents (or otherwise take any action) which would (i) modify the initial weighted average interest rate payable under the Note, (ii) modify the stated maturity of the Note, (iii) modify the aggregate amortization of principal of the Note, (iv) modify any other material economic term of the Loan, (v) decrease the time periods during which Borrower is permitted to perform its obligations under this Security Instrument or any of the other Loan Documents, or (vi) otherwise increase Borrower’s or Indemnitor’s obligations or decrease any of their rights or protections in any material respect under the Note, this Security Instrument or any of the other Loan Documents, in each case, except as otherwise expressly permitted herein. Borrower shall provide such information, documents and agreements relating to Borrower, Indemnitor, Sponsor, the Property, the Property Documents and any tenants of the Improvements as Lender may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to Investors or Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Sponsor, Indemnitor, the Property and any tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto, Sponsor and the Property may be included in Disclosure Documents (defined below) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to Investors, the Rating Agencies, and service providers relating to any Secondary Market Transaction. With respect to Borrower’s cooperation in connection with any Secondary Market Transaction under this Article 19, Lender shall pay its own costs and expenses and shall, except to the extent incurred in connection with a Second ID Event, reimburse Borrower for Borrower’s initial (as opposed to ongoing), reasonable, demonstrable, out of pocket, third party costs and expenses incurred as a direct result of such cooperation (such costs and expenses, the “Initial Cooperation Costs”), which Initial Cooperation Costs shall be deemed to include those incurred in evaluating and responding to any applicable cooperation requests and negotiating and documenting the same.
Section 19.4.     PROVIDED INFORMATION; LIABILITY.
(a)     Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.
(b)     The liabilities and obligations of both Borrower and Lender under this Section 19.4 shall survive the termination of this Security Instrument and the satisfaction and discharge of the Debt. Failure by Borrower and/or any Borrower Party to promptly comply with this Article 19 shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default. Borrower (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under this Article 19 in the event any Borrower Party fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.
(c)     As used herein, the term (i) “Borrower Party” and “Borrower Parties” shall mean each of Borrower, Sponsor and Guarantor; (ii) “Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities; (iii) “Disclosure Documents” shall mean, collectively and as applicable, any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document, in each case, in connection with a Securitization; and (iv) “Provided Information” shall mean any information provided by Borrower, Sponsor or Guarantor and/or on behalf of any of the foregoing Persons by their respective agents or representatives in connection with the Loan, the Property, such Person and/or any related matter or Person.
(d)         AAI Sponsor shall not be required to disclose any information which would violate any applicable securities regulations; provided, that, with respect to such information, AAI Sponsor and Borrower shall (i) provide Lender the legal basis as to why such disclosure would so violate securities regulations together with any additional background related thereto as Lender shall reasonably require and (ii) reasonably cooperate with Lender to disclose all or a portion of such information in an manner which would not violate any applicable securities law regulations.
Section 19.5.     DISCLOSURE OF INFORMATION. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (a) each of Borrower and Lender shall be permitted to make disclosures regarding the Loan (including, without limitation, any information obtained and/or provided in connection therewith) in connection with their respective ordinary course reporting under applicable laws (including, without limitation, applicable securities laws), to their respective investors or regulators and/or as may be required by applicable law, in each case, without the approval of the other Person and (b) if the Rating Agencies hired to rate the Securities and/or any Investor request that Lender and/or Servicer approve the release by such Person(s) to the General Public of any non-public information relating to Sponsor and/or pertaining to the financial performance of the Property that has been previously identified by Borrower to Lender in writing as being confidential or proprietary (the “Identified Information”), Lender and/or Servicer shall not consent to such release without the prior, good faith and reasonable written consent of Borrower; provided, however, in no event shall Lender or Servicer be prohibited from disclosing, or consenting to the disclosure of any information (including, without limitation, any Identified Information) in connection with any Secondary Market Transaction (including, without limitation, to any Investor and/or any accountants, legal counsel and other similar agents of any Investor) or any applicable legal or regulatory requirement. As used herein, the term “General Public” shall mean Persons in the general public or population and shall not be deemed to include any Servicer, Lender, Investors, Rating Agencies, governmental or quasi-governmental and regulatory authorities, the direct and indirect constituent owners of such Persons, officers, directors or affiliates of such Persons or, in each case, any accountants, legal counsel and other similar agents of any of the foregoing.
Article 20. COSTS
Section 20.1.    PERFORMANCE AT BORROWER’S EXPENSE.
(a)    Subject to any applicable express limitations set forth herein and/or in the other Loan Documents, Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender (but again subject to the express limitations set forth herein and/or in the other Loan Documents), for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Security Instrument or the other Loan Documents in connection with (i) the preparation, negotiation, execution and delivery of this Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Security Instrument, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Lender; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Security Instrument or the other Loan Documents; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Security Instrument, the Security Instrument, the Note and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Security Instrument, the Note and the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Security Instrument and the other Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (which such costs and expenses shall be deemed to include, without limitation and in each case, any special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein)); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)    Borrower acknowledges and confirms that Lender may (subject to any limitations contained elsewhere in this Security Instrument) impose certain reasonable administrative, processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) if an Event of Default occurs and the Loan is transferred to a special servicer, (d) obtaining certain consents, waivers and approvals required hereunder (including, without limitation, Rating Agency Confirmations), and/or (e) the review of any Major Lease, proposed Major Lease or any other Lease for which Lender’s approval is required hereunder or the negotiation of material modifications to any SNDA (as provided above). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof required by law, regulation, or any governmental or quasi governmental authority. Subject to any applicable express limitations set forth herein and/or in the other Loan Documents, Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be reasonably imposed by Lender from time to time, upon the occurrence of any Event of Default. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in house staff or otherwise.
Section 20.2.    ATTORNEYS’ FEES FOR ENFORCEMENT. (a) Subject to any applicable express limitations set forth herein and/or in the other Loan Documents, Borrower shall pay all reasonable legal fees incurred by Lender in connection with the items set forth in Section 20.1 above and (b) Borrower shall pay to Trustee or Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, reasonably incurred or paid by Trustee or Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Trustee or Lender until such expenses are paid by Borrower.
Section 20.3.     RATING AGENCY COSTS. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization, which cost shall be borne by Lender), Borrower shall pay all of the costs and expenses of Lender, any servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.
Section 20.4.     RESERVES/ESCROWS. From and after a Securitization and to the extent required by Lender, all funds held by Lender or Servicer in escrow or pursuant to reserves in accordance with this Security Instrument and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.
Article 21. DEFINITIONS
Section 21.1.    GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower, each party comprising Borrower (if Borrower consists of more than one Person) and any subsequent owner or owners of the Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 22. MISCELLANEOUS PROVISIONS
Section 22.1.    NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 22.2.    LIABILITY. If there is more than one Borrower, the obligations and liabilities of each such Person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
Section 22.3.    INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.
Section 22.4.    HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 22.5.    DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 22.6.    NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 22.7.    SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 22.8.    ENTIRE AGREEMENT. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.
Section 22.9.    TAX DISCLOSURE. Notwithstanding anything herein or in any other Loan Document to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.
Section 22.10.    SERVICER FEES. Lender and Borrower hereby each acknowledge and agree that the general schedule of servicing fees attached hereto as Schedule 2 shall be deemed to list the reasonable fees customarily charged by lenders or servicers of secondary market loans similar to the Loan for actions specified on the aforesaid Schedule (barring any atypical or extraordinary circumstances).
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Section 22.11.    DUE ON SALE/ENCUMBRANCE. Borrower expressly agrees that upon a violation of Article 8 of this Security Instrument by Borrower and acceleration of the principal balance of the Note because of such violation, Borrower will pay all sums required to be paid in connection with a prepayment, if any, as described in the Note, herein imposed on prepayment after an Event of Default and acceleration of the principal balance. Borrower expressly acknowledges that Borrower has received adequate consideration for the foregoing agreement.

AAT CC BELLEVUE, LLC, a Delaware limited liability company

By:	AAT CC Bellevue Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	First American Exchange Company, LLC, its Sole Member

		By:	/s/ Anthony Alosi
Name: Anthony Alosi
Title: Senior Vice President

[NO FURTHER TEXT ON THIS PAGE]

Article 23. TRUSTEE PROVISIONS
Section 23.1.         CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
Section 23.2.         TRUSTEE’S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument, but not in excess of the maximum amounts legally permitted under applicable law.
Section 23.3.         CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.
Section 23.4.         RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
Section 23.5.         PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.
Section 23.6.         SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee's place.
Article 24. SPECIAL STATE OF WASHINGTON PROVISIONS
Section 24.1.        CONFLICTS. In the event of any conflict between the provisions of this Article 24 and any provision of this Security Instrument or the other Loan Documents, then the provisions of this Article 24 shall control and be binding.
Section 24.2.          POWER OF SALE.
(a)         In addition to all other remedies of Lender and Trustee, upon the occurrence of any Event of Default, Lender shall have the right to have the Property sold by the Trustee by its power of sale pursuant to the provisions of the laws of the State of Washington then in effect with respect to foreclosure pursuant to Trustee’s sale under deeds of trust or, at Lender’s option, to have this Security Instrument foreclosed in judicial proceedings as a mortgage, and Lender and Trustee shall have the right to exercise all other remedies provided for herein or by law, including the Uniform Commercial Code. All rights and remedies of Lender and Trustee are cumulative. Lender and Trustee may exercise rights and remedies at such times and in such order as Lender may elect in accordance with Applicable Law. In the exercise of rights and remedies, Property, whether real or personal, and any portions thereof, may be sold, whether at Trustee’s sale or execution sale after judicial foreclosure or in any other manner permitted by law, in one parcel or several parcels as Lender may elect. Borrower agrees that a sale pursuant to the power of sale (or sheriff’s sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all of any part of the Property which may be personal property, Trustee shall have and exercise, at Beneficiary’s sole election, all the rights and remedies of a secured party under the Uniform Commercial Code. Whenever notice is permitted or required hereunder or under the Uniform Commercial Code, ten (10) days shall be deemed reasonable. If this Security Instrument is foreclosed as a mortgage in judicial proceedings, any judgment recovered, including a deficiency judgment if Lender shall be entitled to a deficiency, shall bear at the rate applicable to sums secured hereby after an Event of Default, not to exceed, however, the highest rate permitted by applicable law. Notwithstanding the foregoing, Lender shall not to foreclose on any fixtures, equipment or Personal Property prior to the expiration of the reinstatement period as provided in RCW § 61.24.090, if applicable.
(b)         If Lender invokes the power of sale, Lender shall send written notice as prescribed by applicable law to Borrower and to the other persons prescribed by applicable law of the occurrence of an event of default and of Lender’s election to cause the Property to be sold. Trustee shall give notice of sale by public advertisement as Trustee deems proper to protect the interests of Borrower and Lender. After the time required by applicable law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute Lender or its designee may purchase the Property at any sale.
(c)         Trustee shall deliver to the purchaser Trustee’s deed conveying the Property without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (1) to all expenses of the sale, including, but not limited to, Trustee’s fees and reasonable attorneys’ fees, but such fees shall be limited to an amount that a judge would set as a reasonable fee in an uncontested mortgage foreclosure action; (2) to all sums secured by this Security Instrument; and (3) any excess to the person or persons legally entitled to it pursuant to RCW § 61.24.080.
Section 24.3.         NO AGRICULTURAL PURPOSES. Borrower represents, warrants and covenants that the Property is not presently nor will during the term of this Deed of Trust be used principally or at all for agricultural or farming purposes.
Section 24.4.         USE OF PROCEEDS. Borrower represents and warrants to Lender that the proceeds of the Loan will be used exclusively for commercial, business or investment purposes, and no portion thereof will be used by Borrower for any consumer, personal, family or household purposes. Additionally, Borrower represents and warrants to Lender that that this is not a consumer transaction, that the Property does not constitute the homestead of Borrower or any of its principals and that the Loan is a “commercial loan” as that term is defined in RCW § 61.24.005 and RCW § 61.24.100.
Section 24.5.         FUTURE ADVANCES. In addition to (and without limitation of) the foregoing described obligations, this Security Instrument also secures future advances to Borrower, protective advances and all obligations of Borrower to Lender, direct or indirect, absolute or contingent in an amount up to the full amount of the Debt to the same extent as if the future obligation and/or advance were made as of the date of this Security Instrument.
SECTION 24.6.        ACCEPTANCE AND NATURE OF DEED OF TRUST. The acceptance by Trustee of this trust shall be evidenced when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Borrower.
Section 24.7.     INSURANCE. Notwithstanding anything herein to the contrary, Borrower shall, under no circumstances, provide insurance in amounts in excess of those allowed pursuant to RCW §§ 48.27.010 and 48.27.020.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

AAT CC BELLEVUE, LLC, a Delaware limited liability company

By:	AAT CC Bellevue Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	First American Exchange Company, LLC, its Sole Member

		By:	/s/ Anthony Alosi
Name: Anthony Alosi
Title: Senior Vice President

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ACKNOWLEDGMENT

STATE OF ___________	)
)ss.:

COUNTY OF _______________	)
THIS IS TO CERTIFY that on this ____ day of __________, ______, before me, the undersigned, a notary public in and for the State of _________________ duly commissioned and sworn, personally appeared ______________________________, to me known to be the ___________________________ of _________________, a _____________ that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said _________________for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.
WITNESS my hand and official seal the day and year in this certificate first above written.
______________________________
Signature

______________________________
Print Name:

Notary Public in and for the state of
_________________, residing at
_____________________________
My appointment expires: _________________

[ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

ACKNOWLEDGMENT

STATE OF ___________	)
)ss.:

COUNTY OF _______________	)
THIS IS TO CERTIFY that on this ____ day of __________, ______, before me, the undersigned, a notary public in and for the State of _________________ duly commissioned and sworn, personally appeared ______________________________, to me known to be the ___________________________ of _________________, a _____________ that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said _________________for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.
WITNESS my hand and official seal the day and year in this certificate first above written.
______________________________
Signature

______________________________
Print Name:

Notary Public in and for the state of
_________________, residing at
_____________________________
My appointment expires: _________________

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Schedule 1
“Trigger Period” shall mean a period (A) commencing upon the earliest of (i) the occurrence and continuance of an Event of Default and (ii) the Debt Service Coverage Ratio being less than 1.35 to 1.00 for the two (2) calendar quarters immediately preceding the applicable date of determination; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such Event of Default and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the Debt Service Coverage Ratio is equal to or greater than 1.35 to 1.00 for two (2) consecutive calendar quarters. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.
“Debt Service Coverage Ratio” shall mean the ratio of (a) Net Operating Income to (b) Annual Debt Service, all as determined by Lender.
“Annual Debt Service” shall mean an imputed amount of annual debt service which would be due assuming a mortgage constant equal to 5.72%.
“Net Operating Income” shall mean for the 12-month period immediately preceding the date of calculation, (A) all sustainable Rents and other income received from the Property received from tenants during such 12-month period less (B) all Operating Expenses for such 12-month period. Notwithstanding the foregoing, any Free Rent (as defined in the Note) constituting all or any portion of the Free Rent Amount (as defined in the Note) shall not be deducted from sustainable Rents for purposes of the foregoing.
“Operating Expenses” shall mean the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication): (a) real estate taxes, general and special assessments or similar charges; (b) sales, use and personal property taxes; (c) without duplication, (i) management fees of not less than 4% of the gross income derived from the operation of the Property (exclusive of parking operations at the Property) and disbursements for property management services whether such services are performed at the Property or off-site and (ii) parking management fees of not less than 4% of the gross income derived from the operation of the parking related activities Property and disbursements for parking management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, of all employees up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred by Borrower (and not paid directly by any tenant) in connection with the operation of the Property; (g) costs of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind or quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with the Approved Accounting Method; (i) legal, accounting and other professional expenses incurred in connection with the Property; (j) casualty losses to the extent not reimbursed by a third party; and (k) to the extent not already included in any of (f)-(h) above, a reserve for structural repairs, normalized leasing commissions and tenant improvements equal to $1,299,826. The Operating Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with the Approved Accounting Method by Borrower during the twelve (12) month period ending one month prior to the date on which the Net Operating Income is to be calculated, with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for only those items which are

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definitively ascertainable and of a fixed amount (for example, real estate taxes) for the subsequent twelve (12) month period beginning on the date on which the Net Operating Income is to be calculated. Notwithstanding the foregoing, the term “Operating Expenses” shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender, (ii) interest or principal payable under the Note, fees, costs and expense reimbursements of Lender in administering the Loan or exercising remedies under the Note, this Security Instrument or the other Loan Documents or any other payments required to be made by Borrower to Lender under any Loan Documents; or (iii) any expenditure properly treated as a capital item under the Approved Accounting Method.

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Schedule 2

SCHEDULE OF SERVICING FEES

Servicing Action	Estimated Servicing Fee

Disbursements from Reserve Accounts	$200 - $500

Lease Approvals	$500 - $4,000 (based upon transactional and/or legal complexity)

SNDA Approvals	$500 – $2,000 (based upon transactional and/or legal complexity)

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EXHIBIT A
LEGAL DESCRIPTION

(attached hereto)

EXHIBIT B

FORM OF SNDA

(attached hereto)

____________________________________________________
(Lender)
- and -
[_______________________]
(Tenant)
- and –
[____________________________________]
(Landlord)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:
Location:
Section:
Block:
Lot:
City:
County:
PREPARED BY AND UPON
RECORDATION RETURN TO:
_________________________
_________________________
_________________________
Attention: ________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the ______ day of ________________, 200[__] by and among ______________________________, a _____________________, having an address at ______________________________ (together with its successors and assigns, “Lender”), [_______________________] (“Tenant”) and _________________________, a Delaware limited liability company, having an address at _________________________, _________________ (“Landlord”).
RECITALS:
A.    Lender is the present owner and holder of a certain Deed of Trust and Security Agreement (the “Security Instrument”) given by Landlord to the trustee named therein for the benefit of Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by the Note (as defined in the Security Instrument);
B.    Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain [Lease] dated [_________________, 200[_] between Landlord, as landlord, and Tenant, as tenant (the “Lease”); and
C.    Tenant has agreed to subordinate the Lease to the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.
AGREEMENT:
For good and valuable consideration, Tenant, Lender and Landlord agree as follows:
1.    Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate to the lien and terms of the Security Instrument, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.
2.    Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default beyond any applicable notice and cure period under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.
3.    Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure (other than with respect to a default of a continuing nature) of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except for those that are specifically provided for in the Lease, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest (provided, however, Purchaser's consent is not required for a termination of the Lease exercised pursuant to the original terms of the Lease) or (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including without limitation any renewal options), except as otherwise specifically provided in this Agreement.
4.    Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.
5.    Intentionally Omitted.
6.    Notice to Lender and Right to Cure. Tenant shall notify Lender of any default by Landlord under the Lease if the default is of such a nature as to give Tenant a right to terminate the Lease, reduce the rent or to credit or offset any amounts against future rents, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice, provided Lender, with reasonable diligence, shall have commenced and continued to remedy such default or cause the same to be remedied. Notwithstanding the foregoing, (i) Lender shall have no obligation to cure any such default and (ii) in the event that any aforesaid default cannot, by its nature, be cured by Lender prior to Lender’s gaining possession of Landlord’s interest in the Property, the aforesaid “reasonable period for remedying such default” shall be deemed to include such time as is required for Lender to gain possession of Tenant’s interest in the Property.
7.    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for one (1) day overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	[________________________________]

If to Lender:	__________________________ __________________________ __________________________ Attention: _________________ Facsimile No.: ______________

With a copy to:	__________________________
__________________________
__________________________

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
8.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.
9.    Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.
10.    Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
11.    Joint and Several Liability. If there is more than one Tenant under the Lease, the obligations and liabilities of each hereunder shall be joint and several.
12.        Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.

13.    Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation. Notwithstanding the foregoing, Tenant may offset against rent due under the Lease the amount of any judgment obtained against any Purchaser.
14.    Estoppel Certificate. Tenant, shall, from time to time, within [_________] Business Days after request by Lender, execute, acknowledge and deliver to Lender a statement by Tenant certifying (a) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the amounts of fixed rent, additional rent, or other sums, if any, which are payable in respect of the Lease and the commencement date and expiration date of the Lease, (c) the dates to which the fixed rent, additional rent, and other sums which are payable in respect to the Lease have been paid, (d) whether or not Tenant is entitled to any then presently accrued credits or offsets against rent, and, if so, the reasons therefor and the amount thereof, (e) that to Tenant's actual knowledge (without investigation) it is not in default in the performance of any of its obligations under the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a default, (f) whether or not, to the actual knowledge (without investigation) of the person certifying on behalf of Tenant, Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying the same, (g) whether or not, to the actual knowledge (without investigation) of such person, any event has occurred which with the giving of such notice or passage of time, or both would constitute such a default, and, if so, specifying each such event, and (h) whether or not, to the actual knowledge (without investigation) of such person, Tenant has any then presently accrued claims, defenses or counterclaims against Landlord under the Lease, and, if so, specifying the same, it being intended that any such statement delivered pursuant hereto shall be deemed a certification by Tenant to be relied upon by Lender and by others with whom Lender may be dealing. Tenant also shall include in any such statement such other information concerning the status of the Lease as Lender may reasonably request.
IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement as of the date first above written.

TENANT:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

[Attach State-specific Form of Acknowledgments]

EXHIBIT A

A-1

RECORDED AT THE REQUEST OF:
AND AFTER RECORDING RETURN TO:

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Attention: Gerard Keegan, Esq.
Facsimile No.: (212) 210-9444

DEED OF TRUST AND SECURITY AGREEMENT

Grantor/Trustor:	AAT CC BELLEVUE, LLC

Grantee#1 (Trustee):	CHICAGO TITLE COMPANY OF WASHINGTON

Grantee #2 (Beneficiary):	PNC BANK, NATIONAL ASSOCIATION

Abbreviated Legal Description:	Property commonly known as “City Center Bellevue” and located at 500 108th Avenue NE, City of Bellevue, County of King, Washington
Official legal description on Exhibit A.

Assessor’s Tax Parcel ID#:	322505-9066-00

Reference # (If applicable):	N/A